Filed Pursuant to Rule 424(b)(5)
Registration No. 333-233567

PROSPECTUS SUPPLEMENT
(to Prospectus dated September 12, 2019)

EDESA BIOTECH, INC.

1,355,380 Common Shares

We are offering 1,355,380 of our common shares, no par value (“Common Shares”), directly to the investors pursuant to this prospectus supplement and the accompanying prospectus at a price of (i) $3.20 for investors other than investors that are officers, directors, employees or consultants of the company and (ii) $4.11 for each investor that is an officer, director, employee or consultant of the company. In a concurrent private placement, we are also selling to purchasers of Common Shares in this offering (i) Class A Purchase Warrants to purchase an aggregate of 1,016,553 of our Common Shares (the “Class A Purchase Warrants”) and (ii) Class B Purchase Warrants to purchase an aggregate of 677,703 of our Common Shares (the “Class B Purchase Warrants,” and together with the Class A Purchase Warrants, the “Purchase Warrants”). The Class A Purchase Warrants will be exercisable at any time on or after the six (6) month anniversary the date of issuance (the “Class A Purchase Warrant Initial Exercise Date”), at an exercise price of $4.80 per share and will expire on the third anniversary of the Class A Purchase Warrant Initial Exercise Date. The Class B Purchase Warrants will be exercisable at any time on or after the six (6) month anniversary the date of issuance (the “Class B Purchase Warrant Initial Exercise Date”), at an exercise price of $4.00 per share and will expire on the four month anniversary of the Class B Purchase Warrant Initial Exercise Date. The Purchase Warrants and the Common Shares issuable upon the exercise of the Purchase Warrants (the “Warrant Shares”), are not being registered under the Securities Act of 1933, as amended, or the Securities Act, pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying prospectus. The Purchase Warrants and Warrant Shares are being offered pursuant to an exemption from the registration requirement of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D Rule 506(b). With respect to non-U.S. investors, the Common Shares offered pursuant to this prospectus supplement and the accompanying prospectus as well as the Purchase Warrants and Warrant Shares will be subject to restrictions on resale in accordance with applicable foreign laws.

Our Common Shares trade on The Nasdaq Capital Market under the symbol “EDSA.” The last reported sale price on January 3, 2020 was $3.99 per Common Share.

The aggregate market value of our outstanding Common Shares held by non-affiliates, as computed within sixty (60) days prior to the date of this prospectus supplement, was approximately $13,989,385 based on 7,504,468 shares of outstanding Common Shares, of which approximately 2,753,816 shares were held by non-affiliates, and a reported closing price of $5.08 per Common Share on The Nasdaq Capital Market on November 20, 2019. Under the registration statement to which this prospectus supplement forms a part, we may not sell our securities in a primary offering with a value exceeding one-third of our public float in any 12-month period (unless our public float rises to $75.0 million or more). As of the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement and accordingly, we may sell up to $4,663,128 of Common Shares hereunder.

We have retained Brookline Capital Markets, a division of Arcadia Securities, LLC, to act as the placement agent in the United States in connection with this offering. The placement agent is not purchasing or selling any of our Common Shares offered pursuant to this prospectus supplement or the accompanying prospectus. See “Plan of Distribution” beginning on page S-41 of this prospectus supplement for more information regarding these arrangements. Outside of the United States, we are directly soliciting offers to purchase our Common Shares from non-U.S. investors.

Investing in our Common Shares involves risks, including those described in the "Risk Factors" section beginning on page S-4 of this prospectus supplement and the section captioned "Item 1A—Risk Factors" in our most recently filed Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Common Share	Total
Public Offering Price (1)	$3.20	$4,244,980
Public Offering Price (2)	$4.11	$115,500
Placement Agent’s Fees (3)	$0.15	$207,475
Proceeds to Us (Before Expenses)	$3.06	$4,153,005

(1) For investors other than investors that are officers, directors, employees or consultants of the company.
(2) For each investor that is an officer, director, employee or consultant of the company.
(3) We have agreed to pay the placement agent an aggregate cash placement fee equal to 6.5% of the gross proceeds in this offering from sales arranged by the placement agent (or 3.5% in the case of sales to U.S. investors introduced by the company). The placement agent will not receive any cash placement fee with respect to non-U.S. investors introduced by the Company. We have also agreed to reimburse the placement agent for certain expenses incurred by the placement agent up to an amount not to exceed $55,000 and to issue to the placement agent warrants with a term of five years to purchase up to 12,364 of our Common Shares at an exercise price of $3.20 per share. For additional information on the placement agent’s fees, compensation and expense reimbursement, see “Plan of Distribution” beginning on page S-41 of this prospectus supplement.

We anticipate that delivery of the Common Shares will be made on or about January 8, 2020.

Placement Agent

Brookline Capital Markets, a division of Arcadia Securities
  The date of this prospectus supplement is January 6, 2020

TABLE OF CONTENTS

Page

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-233567) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this “shelf” registration process, we may from time to time sell any combination of securities described in the accompanying prospectus in one or more offerings up to a total of $50.0 million.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy the shares offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the Common Shares and the distribution of this prospectus supplement outside the United States.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of common shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to the Common Shares. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or any free writing prospectus. We have not, and the placement agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is current as of the date such information is presented, regardless of the time of delivery of this prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information By Reference” below.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, services marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement, the accompanying prospectus or any related free writing prospectuses are the property of their respective owners.

Unless the context otherwise requires, the terms “we,” “our,” “us,” the “company,” and “Edesa” refer to Edesa Biotech, Inc. and its subsidiaries.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement or the accompanying prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in the shares. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors,” and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Edesa Biotech, Inc.

Overview

We are a biopharmaceutical company focused on acquiring, developing and commercializing clinical-stage drugs for dermatological and gastrointestinal indications with clear unmet medical needs. Our lead product candidate, EB01, is an sPLA2 inhibitor for the topical treatment of chronic allergic contact dermatitis (ACD), a common, potentially debilitating condition and occupational illness. EB01 employs a novel, non-steroidal mechanism of action and in two clinical studies has demonstrated statistically significant improvement of multiple symptoms in ACD patients. Our investigational new drug (IND) application for EB01 was accepted by the U.S. Food and Drug Administration (FDA) in November 2018 and we initiated patient enrollment for a Phase 2B clinical study evaluating EB01 in October 2019.

We also intend to expand the utility of our sPLA2 inhibitor technology, which forms the basis for EB01, across multiple indications. For example, in September 2019, we received approval from Health Canada to begin a proof-of-concept clinical study of EB02, an sPLA2 inhibitor, as a potential treatment for patients with hemorrhoids disease (HD). In addition to EB01 and EB02, we plan to expand our portfolio with drug candidates to treat other skin and gastrointestinal conditions.

Competitive Strengths

We believe that we possess a number of competitive strengths that position us to become a leading biopharmaceutical company focused on dermatological and gastrointestinal diseases, including:

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Novel pipeline addressing large underserved markets. Our product candidates are novel clinical-stage compounds that have significant scientific rationale for effectiveness. By initially targeting large markets that have significant unmet medical needs, we believe that we can drive adoption of new products and improve our competitive position. For example, we believe that the novel, non-steroidal mode of action of our lead product candidates will be an appealing alternative for managing the symptoms of ACD and HD. These diseases impact millions of people in the United States and Canada, and can have significant effects on patients’ quality of life and, in the case of many chronic ACD patients and their employers, significant workplace-related costs and limitations.

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Intellectual property protection and market exclusivity. We have opportunities to develop our competitive position through patents, trade secrets, technical know-how and continuing technological innovation. We have exclusive license rights in our target indications to multiple patents and pending patent applications in the United States and in various foreign jurisdictions. In addition to patent protection, we intend to utilize trade secrets and market exclusivity afforded to a New Chemical Entity, where applicable, to enhance or maintain our competitive position.

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Experienced management and drug development capabilities. Our leadership team possesses core capabilities in dermatology, gastrointestinal medicine, drug development and commercialization, chemistry, manufacturing and controls, public company management and finance. Our founder, Chief Executive Officer, Pardeep Nijhawan, MD, FRCPC, AGAF, is a board-certified gastroenterologist and hepatologist with a successful track record of building life science businesses, including Medical Futures, Inc., which was sold to Tribute Pharmaceuticals in 2015. In addition to our internal capabilities, we have also established a network of key opinion leaders, contract research organizations, contract manufacturing organizations and consultants. As a result, we believe we are well positioned to efficiently develop novel dermatological and gastrointestinal treatments.

Our business strategy is to develop and commercialize innovative drug products that address unmet medical needs for large, underserved markets where there is limited competition. Key elements of our strategy include:

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Establish EB01 as the leading treatment for chronic ACD. Our primary goal is to obtain regulatory approval for EB01 and commercialize EB01 for use in the treatment of ACD. Based on promising clinical trial results in which patients treated with EB01 experienced statistically significant improvements of their symptoms with minimal side effects, we initiated a Phase 2B clinical study evaluating EB01 in the United States.

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Selectively targeting additional indications within the areas of dermatology and gastroenterology. In addition to our ACD program, we plan to efficiently generate proof-of-concept data for other programs where the inhibition of sPLA2 activity may have a therapeutic benefit. For example, given sufficient funding, we are planning a clinical study to evaluate EB02 for internal hemorrhoids.

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In-license promising product candidates. We are applying our cost-effective development approach to advance and expand our pipeline. Our current product candidates are in-licensed from academic institutions or other pharmaceutical companies, and we plan to continue to identify, evaluate and potentially obtain rights to and develop additional assets. Our objective is to maintain a well-balanced portfolio with product candidates across various stages of development. In general, we seek to identify product candidates and technology that represent a novel therapeutic approach to dermatological and gastrointestinal diseases, are supported by compelling science, target an unmet medical need, and provide a meaningful commercial opportunity. We do not currently intend to invest significant capital in basic research, which can be expensive and time-consuming.

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Capture the full commercial potential of our product candidates. If our product candidates are successfully developed and approved, we may build commercial infrastructure capable of directly marketing the products in North America and potentially other major geographies of strategic interest. We also plan to evaluate strategic licensing arrangements with pharmaceutical companies for the commercialization of our drugs, where applicable, such as in territories where a partner may contribute additional resources, infrastructure and expertise.

Corporate Information

We were incorporated in British Columbia, Canada in 2007 and we operate through our wholly-owned subsidiaries, Edesa Biotech Research, Inc., an Ontario corporation incorporated in 2015, formerly known as Edesa Biotech, Inc., which we acquired on June 7, 2019, and Stellar Biotechnologies, Inc., a California corporation organized September 9, 1999 and acquired on April 12, 2010. Our Common Shares are traded on The Nasdaq Capital Market under the symbol “EDSA”. Our principal executive offices are located at 100 Spy Court, Markham, Ontario L3R 5H6 Canada and our telephone number at this location is (289) 800-9600. Our website address is www.edesabiotech.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement or the accompanying base prospectus. Our trademarks and trade names include, but may not be limited to, “Edesa Biotech” and the Edesa logo.

The Offering

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement.

Issuer	Edesa Biotech, Inc.

Common Shares offered by us in this offering	1,355,380 shares

Public offering price per Common Share
(i) $3.20 for investors other than investors that are officers, directors, employees or consultants of the company and (ii) $4.11 for each investor that is an officer, director, employee or consultant of the company.

Common Shares outstanding prior to this offering	7,504,468 shares

Common Shares to be outstanding after this offering	8,859,848 shares

Use of proceeds
We currently anticipate that the net proceeds from the sale of our Common Shares will be used for general corporate purposes, which may include working capital, capital expenditures and research and development expenses. See “Use of Proceeds” on page S-28.

Risk factors	See “Risk Factors” beginning on page S-4 for a discussion of factors you should carefully consider before deciding to invest in our securities.

NASDAQ Capital Market symbol	EDSA

Concurrent private placement
In a concurrent private placement, we are selling to the purchasers of Common Shares in this offering (i) Class A Purchase Warrants to purchase an aggregate of 1,016,553 of our Common Shares, or 0.75 of a Common Share for each share purchased in the offering, and (ii) Class B Purchase Warrants to purchase an aggregate of 677,703 of our Common Shares, or 0.50 of a Common Share for each share purchased in the offering. The Class A Purchase Warrants will be exercisable at any time on or after the six (6) month anniversary the date of issuance (the “Class A Purchase Warrant Initial Exercise Date”), at an exercise price of $4.80 per share and will expire on the third anniversary of the Class A Purchase Warrant Initial Exercise Date. The Class B Purchase Warrants will be exercisable at any time on or after the six (6) month anniversary the date of issuance (the “Class B Purchase Warrant Initial Exercise Date”), at an exercise price of $4.00 per share and will expire on the four month anniversary of the Class B Purchase Warrant Initial Exercise Date. The Purchase Warrants and the Warrant Shares are not being registered under the Securities Act of 1933, as amended, or the Securities Act, pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying prospectus. The Purchase Warrants and Warrant Shares are being offered pursuant to an exemption from the registration requirement of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D Rule 506(b). With respect to non-U.S. investors, the Common Shares offered pursuant to this prospectus supplement and the accompanying prospectus as well as the Purchase Warrants and Warrant Shares will be subject to restrictions on resale in accordance with applicable foreigh laws. See “Private Placement Transaction and Warrants” on page S-31 of this prospectus supplement.

The number of our Common Shares to be outstanding after the offering is based on 7,504,468 of our Common Shares outstanding as of January 6, 2020 and excludes:

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319,526 of our Common Shares issuable upon exercise of outstanding options granted under our equity incentive plans at a weighted average exercise price of $3.36 per share;

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833,621 of our Common Shares available for issuance or future grant pursuant to our equity incentive plan;

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48,914 of our Common Shares issuable upon exercise of outstanding warrants at a weighted average exercise price of $11.19 per share;

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the 1,694,256 Common Shares issuable upon exercise of the Purchase Warrants being offered by us in the concurrent private placement; and

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the 12,364 Common Shares issuable upon exercise of warrants being issued by us to the placement agent in connection with the offering.

RISK FACTORS

Investors should carefully consider the risks described below and in the filings incorporated by reference including our Annual Report on Form 10-K for the transition period from January 1, 2019 to September 30, 2019 before deciding whether to invest in our securities. We expect to update the risk factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus supplement. These updated risk factors will be incorporated by reference in this prospectus supplement and the accompanying prospectus. The risks described below and those described in our filings incorporated by reference are not the only ones we face. If any of the following risks actually occurs, our business, financial condition or results of operations could be adversely affected. In such case, the trading price of our Common Shares could decline and you could lose all or part of your investment. Our actual results could differ materially from those anticipated in the forward-looking statements made throughout this prospectus supplement and in the documents incorporated by reference as a result of different factors, including the risks we face described below and those described in the filings incorporated by reference.

Risks Relating to Our Business

We have incurred significant losses since our inception and expect to continue to incur losses and may never generate profits from operations or maintain profitability.

Since inception, we have incurred significant operating losses. As of September 30, 2019, we have an accumulated deficit of $6.73 million. We have historically financed operations primarily through issuances of preferred shares that were converted into common shares, loans that were converted into common shares and government grants. We have devoted substantially all of our efforts to research and development, including clinical trials, and have not completed the development of any of our drug candidates.

We expect to continue to incur significant expenses and operating losses for the foreseeable future as we continue the development of, and seek marketing approvals for our product candidates, prepare for and begin the commercialization of any approved products, and add infrastructure and personnel to support our product development efforts and operations as a public company in the United States and Canada. The net losses we incur may fluctuate significantly from quarter to quarter and year to year.

Our ability to generate profits from operations and thereafter to remain profitable depends heavily on, among other things:

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the scope, number, progress, duration, cost, results and timing of clinical trials and nonclinical studies of our current or future product candidates;

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our ability to raise sufficient funds to support the development and potential commercialization of our product candidates;

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the outcomes and timing of regulatory reviews, approvals or other actions;

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our ability to obtain marketing approval for our product candidates;

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our ability to establish and maintain licensing, collaboration or similar arrangements on favorable terms and whether and to what extent we retain development or commercialization responsibilities under any new licensing, collaboration or similar arrangement;

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the success of any other business, product or technology that we acquire or in which we invest;

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our ability to maintain, expand and defend the scope of our intellectual property portfolio;

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our ability to manufacture any approved products on commercially reasonable terms;

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our ability to establish a sales and marketing organization or suitable third-party alternatives for any approved product; and

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the number and characteristics of product candidates and programs that we pursue.

Based on our current plans, we do not expect to generate significant revenue unless and until we or a current or potential future licensee obtains marketing approval for, and commercializes, one or more of our product candidates, which may require several years. Neither we nor a licensee may ever succeed in obtaining marketing approval for, or commercializing our product candidates and, even if marketing approval is obtained, we may never generate revenues that are significant enough to generate profits from operations. Even if we do generate profits from operations, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to generate profits from operations and remain profitable would decrease the value of the company and could impair our ability to raise capital, expand our business, maintain our research and development efforts, diversify our product offerings or continue our operations. A decline in the value of the company could also cause you to lose all or part of your investment.

We will need substantial additional funding to finance our operations through regulatory approval of one or more of our product candidates. If we are unable to raise capital when needed, we could be forced to delay, reduce or eliminate our product development programs or commercialization efforts.

We expect our research and development expenses to increase substantially in the future, particularly if we advance any drug candidates beyond Phase 2 clinical development or expand the number of drug candidates in clinical studies. In addition, if we obtain marketing approval for any of our product candidates that are not then subject to licensing, collaboration or similar arrangements with third parties, we expect to incur significant commercialization expenses related to product sales, marketing, distribution and manufacturing. If we are unable to raise capital when needed, or on attractive terms, we could be forced to delay, reduce or eliminate research and development programs or future commercialization efforts.

We depend heavily on the success of our lead product candidate, EB01, which we are developing for the treatment of chronic ACD. If we are unable to obtain regulatory approval or commercialize EB01, or experience significant delays in doing so, our business will be materially harmed.

EB01 is in Phase 2B clinical development. Our ability to generate product revenues, which may not occur for multiple years, if at all, will depend heavily on the successful development and commercialization of EB01 as a treatment for chronic ACD. The success of our product candidates, including EB01, will depend on a number of factors, including the following:

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our ability to obtain additional capital from potential future licensing, collaboration or similar arrangements or from any future offering of our debt or equity securities;

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our ability to identify and enter into potential future licenses or other collaboration arrangements with third parties and the terms of the arrangements;

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successful completion of clinical development;

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the ability to provide acceptable evidence demonstrating a product candidates’ safety and efficacy;

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receipt of marketing approvals from applicable regulatory authorities and similar foreign regulatory authorities;

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the availability of raw materials to produce our product candidates;

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obtaining and maintaining commercial manufacturing arrangements with third-party manufacturers or establishing commercial-scale manufacturing capabilities;

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obtaining and maintaining patent and trade secret protection and regulatory exclusivity;

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establishing sales, marketing and distribution capabilities;

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generating commercial sales of the product candidate, if and when approved, whether alone or in collaboration with others;

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acceptance of the product candidate, if and when approved, by patients, the medical community and third-party payors;

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effectively competing with other therapies; and

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maintaining an acceptable safety profile of the product candidate following approval.

If we do not achieve one or more of these factors in a timely manner or at all, we could experience significant delays or an inability to successfully commercialize EB01 or any of our other product candidates, which would materially harm our business. Many of these factors are beyond our control. Accordingly, we may never be able to generate revenues through the license or sale of any of our product candidates.

Our limited operating history may make it difficult for you to evaluate the success of our business to date and to assess our future viability.

Our primarily operating entity, Edesa Biotech Research, Inc. was formed in July 2015. To date, our operations have been limited to organization and staffing, developing and securing our technology, entering into licensing arrangements, raising capital and undertaking preclinical studies and clinical trials of our product candidates. We have not yet demonstrated our ability to successfully complete development of any product candidate, obtain marketing approval, manufacture a commercial scale product, or arrange for a third-party to do so on our behalf, or conduct sales and marketing activities necessary for successful product commercialization. Assuming we obtain marketing approval for any of our product candidates, we will need to transition from a company with a research and development focus to a company capable of supporting commercial activities. We may encounter unforeseen expenses, difficulties, complications and delays and may not be successful in such a transition. Any predictions made about our future success or viability may not be as accurate as they could be if we had a longer operating history.

We may not be successful in our efforts to identify and acquire or in-license additional product candidates.

Part of our strategy involves diversifying our product development risk by identifying and acquiring or in-licensing novel product candidates. We may fail to identify and acquire or in-license promising product candidates. The competition to acquire or in-license promising product candidates is fierce, especially from large multinational companies that have greater resources and experience than we have. If we are unable to identify and acquire or in-license suitable product candidates, we will be unable to diversify our product risk. We believe that any such failure could have a significant negative impact on our prospects because the risk of failure of any particular development program in the pharmaceutical field is high.

We may expend our limited resources to pursue a particular product candidate and fail to capitalize on product candidates that may be more profitable or for which there is a greater likelihood of success.

Because we have limited financial and managerial resources, we focus on specific product candidates. As a result, we may forego or delay pursuit of opportunities with other product candidates that later could prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. If we do not accurately evaluate the commercial potential or target market for a particular product candidate, our business may be negatively impacted.

Our future success depends on our ability to retain key executives and to attract, retain and motivate qualified personnel.

We are highly dependent on Dr. Pardeep Nijhawan, our Chief Executive Officer and Secretary; and Michael Brooks, our President; as well as other principal members of our management and scientific teams. Although we have employment agreements with each of our executive officers, these agreements do not prevent our executives from terminating their employment with the company at any time. The unplanned loss of the services of any of these persons could materially impact the achievement of our research, development, financial and commercialization objectives. Recruiting and retaining qualified personnel, including in the United States and Canada, will also be critical to our success. We may not be able to attract and retain these personnel on acceptable terms given the competition among numerous biotechnology and pharmaceutical companies for similar personnel. In addition, we rely on consultants and advisors, including scientific and clinical advisors, to assist us in formulating our research and development and commercialization strategy. Our consultants and advisors may have commitments with other entities that may limit their availability to us.

We expect to expand our capabilities, and as a result, we may encounter difficulties in managing our growth, which could disrupt our operations.

We expect to experience growth in the number of our employees and the scope of our operations, particularly in the areas of drug development, regulatory affairs, finance and administration and, potentially, sales and marketing. To manage our anticipated future growth, we must continue to implement and improve our managerial, operational and financial systems, expand our facilities and continue to recruit and train additional qualified personnel. We may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel. The physical expansion of our operations may lead to significant costs and may divert our management and business development resources. Any inability to manage growth could delay the execution of our business plans or disrupt our operations.

We are exposed to risks related to currency exchange rates.

We conduct a significant portion of our operations outside of the United States. Because our financial statements are presented in U.S. dollars, changes in currency exchange rates have had and could have in the future a significant effect on our operating results when our operating results are translated into U.S. dollars.

We are subject to anti-corruption laws, as well as export control laws, customs laws, sanctions laws and other laws governing our operations. If we fail to comply with these laws, it could be subject to civil or criminal penalties, other remedial measures and legal expenses, which could adversely affect our business, results of operations and financial condition.

Our operations are subject to anti-corruption laws, including the U.S. Foreign Corrupt Practices Act, or the FCPA, and other anti-corruption laws that apply in countries where we do business and may do business in the future. The FCPA and these other laws generally prohibit us, our officers, and our employees and intermediaries from bribing, being bribed or making other prohibited payments to government officials or other persons to obtain or retain business or gain some other business advantage. We may in the future operate in jurisdictions that pose a high risk of potential FCPA violations, and we may participate in collaborations and relationships with third parties whose actions could potentially subject us to liability under the FCPA or local anti-corruption laws. We are also subject to other laws and regulations governing our international operations, including regulations administered by the government of the United States and authorities in the European Union, including applicable export control regulations, economic sanctions on countries and persons, customs requirements and currency exchange regulations, collectively referred to as the Trade Control laws. There is no assurance that we will be completely effective in ensuring our compliance with all applicable anti-corruption laws, including the FCPA or other legal requirements, including Trade Control laws. If we are not in compliance with the FCPA and other anti-corruption laws or Trade Control laws, it may be subject to criminal and civil penalties, disgorgement and other sanctions and remedial measures, and legal expenses, which could have an adverse impact on our business, financial condition, results of operations and liquidity. Likewise, any investigation of any potential violations of the FCPA, other anti-corruption laws or Trade Control laws by U.S. or other authorities could also have an adverse impact on our reputation, our business, results of operations and financial condition.

Our employees, principal investigators, consultants and commercial partners may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements and insider trading, which could cause significant liability for us and harm our reputation.

We are exposed to the risk of fraud or other misconduct by our employees, principal investigators, consultants and collaborators, including intentional failures to comply with FDA or Office of Inspector General regulations or similar regulations of comparable non-U.S. regulatory authorities, provide accurate information to the FDA or comparable non-U.S. regulatory authorities, comply with manufacturing standards we have established, comply with federal and state healthcare fraud and abuse laws and regulations and similar laws and regulations established and enforced by comparable non-U.S. regulatory authorities, report financial information or data accurately or disclose unauthorized activities to us. Misconduct by these parties could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. It is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws, standards or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business and results of operations, including the imposition of significant fines or other sanctions.

We rely significantly on information technology and any failure, inadequacy, interruption or security lapse of that technology, including any cyber security incidents, could harm our ability to operate our business effectively.

Despite the implementation of security measures, our internal computer systems and those of third parties with which we contract are vulnerable to damage from cyber-attacks, computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. System failures, accidents or security breaches could cause interruptions in our operations, and could result in a material disruption of ours clinical and commercialization activities and business operations, in addition to possibly requiring substantial expenditures of resources to remedy. The loss of clinical trial data could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and our product research, development and commercialization efforts could be delayed.

The wind down or spinoff of our Stellar subsidiary’s legacy business may not deliver the expected results.

Following the business combination with Edesa Biotech Research, Inc., formerly known as Edesa Biotech Inc., we refocused our primary business on the development of innovative therapeutics for dermatological and gastrointestinal indications with clear unmet medical needs. Over the course of the next 12 months, we intend to sell or wind down the principal assets and operations of our Stellar subsidiary’s legacy business, which includes leased aquaculture facilities, equipment and office space located in Port Hueneme, California. The sale or wind down of the legacy business operations may require additional time, may interfere with our ability to achieve our business objectives and may be difficult to manage. In addition, we cannot be sure that the sale and wind down will be as successful in providing meaningful cash proceeds, if at all; reducing or eliminating costs related to the legacy business; or result in any unplanned expenditures or unknown, contingent or other liabilities, including litigation arising in connection with the wind down or sale of the legacy business assets and operations. If our plans do not achieve the expected results, our business and results of operations will be adversely impacted.

Risks Related to Clinical Development, Regulatory Approval and Commercialization

If clinical trials of our product candidates fail to demonstrate safety and efficacy to the satisfaction of the FDA, Health Canada (HC) or the European Medicines Agency (EMA), or do not otherwise produce favorable results, we may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization our product candidates.

In connection with obtaining marketing approval from regulatory authorities for the sale of any product candidate, we must complete preclinical development and then conduct extensive clinical trials to demonstrate the safety and efficacy of our product candidates in humans. Clinical trials are expensive, difficult to design and implement, can take many years to complete and are uncertain as to outcome. A failure of one or more clinical trials can occur at any stage of testing. The outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials. In particular, the small number of subjects and patients in early clinical trials of our product candidates may make the results of these clinical trials less predictive of the outcome of later clinical trials. The design of a clinical trial can determine whether our results will support approval of a product, and flaws in the design of a clinical trial may not become apparent until the clinical trial is well advanced or completed. There is no assurance that we will be able to design and execute a clinical trial to support marketing approval. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval of their products.

Positive results in pre-clinical studies of a product candidate may not be predictive of similar results in humans during clinical trials, and promising results from early clinical trials of a product candidate may not be replicated in later clinical trials. A number of companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in late-stage clinical trials even after achieving promising results in early-stage development. Accordingly, the results from completed pre-clinical studies and clinical trials for our product candidates may not be predictive of the results we may obtain in later stage trials or studies. Pre-clinical studies or clinical trials may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional pre-clinical studies or clinical trials, or to discontinue clinical trials altogether. Ultimately, we may be unable to complete the development and commercialization of any of our product candidates.

Interim results, top-line, initial data may not accurately reflect the complete results of a particular study or trial.

We may publicly disclose interim, top-line or initial data from time to time that is based on a preliminary analysis of then-available efficacy and safety data, and the results and related findings and conclusions are subject to change following a more comprehensive review of the data related to the particular study or trial. We also make assumptions, estimates, calculations and conclusions as part of our analyses of data, and we may not have received or had the opportunity to fully evaluate all data. Interim, top-line and initial data should be viewed with caution until the final data are available. In addition, the information we may publicly disclose regarding a particular preclinical or clinical study is based on what is typically extensive information, and you or others may not agree with what we determine is the material or otherwise appropriate information to include in our disclosure, and any information we determine not to disclose may ultimately be deemed significant with respect to future decisions, conclusions, views, activities or otherwise regarding a particular drug, drug candidate or our business. If the interim, top-line or initial data that we report differ from actual results, or if others, including regulatory authorities, disagree with the conclusions reached, our ability to obtain approval for, and commercialize, our product candidates may be harmed or delayed, which could harm our business, financial condition, operating results or prospects.

If clinical trials for our product candidates are prolonged or delayed, we may be unable to commercialize our product candidates on a timely basis, which would require us to incur additional costs and delay our receipt of any revenue from potential product sales.

We cannot predict whether we will encounter problems with any of our ongoing or planned clinical trials that will cause us or any regulatory authority to delay or suspend those clinical trials. A number of events, including any of the following, could delay the completion of our ongoing and planned clinical trials and negatively impact our ability to obtain regulatory approval for, and to market and sell, a particular product candidate:

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conditions imposed by the FDA or any foreign regulatory authority regarding the scope or design of our clinical trials;

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delays in obtaining, or the inability to obtain, required approvals from institutional review boards, or IRBs, or other reviewing entities at clinical sites selected for participation in our clinical trials;

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insufficient supply or deficient quality of product candidates supply or materials to produce our product candidates or other materials necessary to conduct our clinical trials;

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delays in obtaining regulatory agreement for the conduct of the clinical trials;

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lower than anticipated enrollment and retention rate of subjects in clinical trials for a variety of reasons, including size of patient population, nature of trial protocol, the availability of approved effective treatments for the relevant disease and competition from other clinical trial programs for similar indications;

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serious and unexpected drug-related side effects experienced by patients in clinical trials;

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failure of third-party contractors to meet their contractual obligations in a timely manner;

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pre-clinical or clinical trials may produce negative or inconclusive results, which may require us or any potential future collaborators to conduct additional pre-clinical or clinical testing or to abandon projects that we expect to be promising;

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even if pre-clinical or clinical trial results are positive, the FDA or foreign regulatory authorities could nonetheless require unanticipated additional clinical trials;

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regulators or institutional review boards may suspend or terminate clinical research for various reasons, including noncompliance with regulatory requirements;

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product candidates may not have the desired effects; and

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the lack of adequate funding to continue clinical trials.

Additionally, changes in standard of care or regulatory requirements and guidance may occur and we may need to amend clinical trial protocols to reflect these changes. Such amendments may require us to resubmit our clinical trial protocols to IRBs for re-examination, which may impact the cost, timing or successful completion of a clinical trial. Such changes may also require us to reassess the viability of the program in question.

We do not know whether our clinical trials will begin as planned, will need to be restructured or will be completed on schedule, if at all. Delays in clinical trials will result in increased development costs for our product candidates. In addition, if we experience delays in completion of, or if we terminate, any of our clinical trials, the commercial prospects for our product candidates may be affected and our ability to generate product revenues will be delayed. Furthermore, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of a product candidate.

The clinical trial designs, endpoints and outcomes that will be required to obtain marketing approval of a drug to treat chronic ACD or any other indication are uncertain. We may never receive marketing approval for EB01 as a treatment for chronic ACD.

To our knowledge, there are currently no FDA-approved treatment options specifically indicated for chronic ACD. Accordingly, there is not a well-established development path that, with positive outcomes in clinical trials, would be reasonably assured of receiving marketing approval for chronic ACD. In particular, if our Phase 2B clinical trial of EB01 in individuals with chronic ACD is successful, we plan to use the trial to support pivotal clinical trials designed to establish the efficacy of EB01 to support, together with additional long-term safety data, an application for regulatory approval as a treatment for chronic ACD. The FDA or any regulatory authority outside of the United States may determine that the designs or endpoints of any potentially pivotal trial that we conduct, or that the outcome shown on any particular endpoint in any potentially pivotal trial that we conduct, are not sufficient to establish a clinically meaningful benefit for EB01 in the treatment of chronic ACD or otherwise to support approval, even if the primary endpoint or endpoints of the trial is or are met with statistical significance. If this occurs, our business could be materially harmed. Moreover, if the FDA requires us to conduct additional clinical trials beyond the ones that we currently contemplate in order to support regulatory approval in the United States of EB01 for the treatment of chronic ACD, our finances and results from operations will be adversely impacted.

Likewise, if we conduct any future clinical trials designed to support marketing approval of EB02 as a treatment for HD or clinical trials designed to support marketing approval of any other of our product candidates, the FDA or any regulatory authority outside of the United States may determine that the designs or endpoints of the trial, or that the outcomes shown on any particular endpoint in the trial, are not sufficient to establish a clinically meaningful benefit or otherwise to support approval, even if the primary endpoint of the trial is met with statistical significance.

Our Phase 2B clinical trial of EB01 in individuals with chronic ACD will not be sufficient to be considered a pivotal trial to support an application for marketing approval of EB01. Even if our Phase 2B study meets our primary endpoints, it is not certain that additional pivotal Phase 3 studies, together with additional long-term safety data will have positive outcomes and or will be sufficient to enable EB01 to gain regulatory approval as a treatment for chronic ACD.

If our Phase 2B clinical trial of EB01 in individuals with chronic ACD meets our primary endpoints, we plan to request an end of Phase 2 meeting with the FDA and regulatory authorities outside the United States to seek guidance on the requirements for a new drug application. We cannot predict the requirements for each of these regulatory agencies and the requirements set forth by the agencies could delay and/or negatively impact our ability to obtain regulatory approval for, and to market and sell a particular product candidate. We expect to be required by the FDA to conduct two Phase 3 pivotal clinical trials in patients with chronic ACD to establish the efficacy of EB01 to support, together with additional long-term safety data, an application for regulatory approval of EB01 as a treatment for chronic ACD. The likelihood that the FDA or any regulatory authority outside the United States will concur with our plan is uncertain. The FDA or any other regulatory authority may instead determine that additional clinical and/or non-clinical trials are required to establish the efficacy of EB01 as a treatment for chronic ACD, even if the outcome of our Phase 2B study in individuals is favorable. The risk that the FDA or any other regulatory authority will determine that additional clinical and/or non-clinical trials are required to establish the efficacy of EB01 as a treatment for chronic ACD may be even higher if we select a primary endpoint for our planned pivotal Phase 3 trials in chronic ACD for which there is only limited data generated in our Phase 2 studies. In addition, we intend to enroll in our study individuals with chronic ACD caused by any of a number of different conditions (allergens). This may also increase the risk of the FDA or another regulatory authority determining that additional clinical and/or non-clinical trials are required to establish the efficacy of EB01 as a treatment for chronic ACD. If the FDA or a regulatory authority outside of the United States makes the determination that additional clinical and/or non-clinical trials are required, it would result in a more expensive and potentially longer development program for EB01 than we currently contemplate, which could delay our ability to generate product revenues with EB01, interfere with our ability to enter into any potential licensing or collaboration arrangements with respect to this program, cause the value of the company to decline, and limit our ability to obtain additional financing.

If we experience new or additional delays or difficulties in the enrollment of patients in our clinical trial of EB01 or any other product candidate, our application and or receipt of marketing approvals could be delayed or prevented.

Recruiting patients with moderate to severe chronic ACD may be challenging as there have not been recent clinical studies conducted with this patient population. If we are unable to locate and enroll a sufficient number of eligible patients to participate in clinical trials of our product candidates including, in particular, our ongoing trial of EB01 and our planned pivotal trials of EB01 as a treatment for ACD, we may not be able to initiate or complete the clinical trials.

Enrollment delays in our ongoing or planned clinical trials may result in increased development costs for our product candidates, which would cause the value of the company to decline and limit our ability to obtain additional financing. Our inability to enroll a sufficient number of patients in our ongoing or planned clinical trials of EB01, or any other Edesa product candidate, would result in significant delays or may require us to abandon one or more clinical trials altogether.

If the commercial opportunity in chronic ACD is smaller than we anticipate, or if we elect to develop EB01 to treat only a specific subpopulation of patients with chronic ACD, our future revenue from EB01 will be adversely affected and our business will suffer.

It is critical to our ability to grow and become profitable that we successfully identify patients with chronic ACD. Our projections of the number of people who have chronic ACD as well as the subset who have the potential to benefit from treatment with EB01, are based on a variety of sources, including third-party estimates and analyses in the scientific literature, and may prove to be incorrect. Further, new information may emerge that changes our estimate of the prevalence of these diseases or the number of patient candidates for EB01. The effort to identify patients with chronic ACD or our other potential target indications is at an early stage, and we cannot accurately predict the number of patients for whom treatment might be possible. Additionally, the potentially addressable patient population for EB01 may be limited or may not be amenable to treatment with EB01, and new patients may become increasingly difficult to identify or access. If the commercial opportunity in chronic ACD is smaller than we anticipate, or if we elect to develop EB01 to treat only a specific subpopulation of patients with chronic ACD, our future financial performance may be adversely impacted.

While we have chosen to test our product candidates in specific clinical indications based in part on our understanding of their mechanisms of action, our understanding may be incorrect or incomplete and, therefore, our product candidates may not be effective against the diseases tested in our clinical trials.

Our rationale for selecting the particular therapeutic indications for each of our product candidates is based in part on our understanding of the mechanism of action of these product candidates. However, our understanding of the product candidates’ mechanism of action may be incomplete or incorrect, or the mechanism may not be clinically relevant to the diseases treated. In such cases, our product candidates may prove to be ineffective in the clinical trials for treating those diseases, and adverse clinical trial results would likely negatively impact our business and results from operations.

A successful sPLA2 drug has not been developed to date and we can provide no assurances that we will be successful or that there will be no adverse side effects.

Our unique lead product candidates are first-in-class, novel, non-steroidal, synthetic anti-inflammatory products that address the need to target sPLA2 in a broad-ranged manner while avoiding any interference with the homeostatic cPLA2 family. To date no drug companies have successfully commercialized an sPLA2 inhibitor and as a result the efficacy and long-term side effects are not known. There is no guarantee that we will successfully develop and/or commercialize an sPLA2 inhibitor and/or that our product candidates will have no adverse side effects.

Even if one of our product candidates receives marketing approval, it may fail to achieve the degree of market acceptance by physicians, patients, third-party payors and others in the medical community necessary for commercial success.

If any product candidate receives marketing approval, the approved product may nonetheless fail to gain sufficient market acceptance by physicians, patients, third-party payors and others in the medical community. If an approved product does not achieve an adequate level of acceptance, we may not generate significant product revenues or any profits from operations. Our ability to negotiate, secure and maintain third-party coverage and reimbursement for our product candidates may be affected by political, economic and regulatory developments in the United States, Canada, the European Union and other jurisdictions. Governments continue to impose cost containment measures, and third-party payors are increasingly challenging prices charged for medicines and examining their cost effectiveness, in addition to their safety and efficacy. These and other similar developments could significantly limit the degree of market acceptance of any of our future product candidates that receive marketing approval.

If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to market and any of our other current or future product candidates, we may not be successful in commercializing the applicable product candidate if it receives marketing approval.

We do not have a sales or marketing infrastructure and have no experience as a company in the sale or marketing of pharmaceutical products. To achieve commercial success for any approved product, we must either develop a sales and marketing organization or outsource these functions to third parties. There are risks involved with establishing our own sales and marketing capabilities and entering into arrangements with third parties to perform these services. For example, recruiting and training a sales force is expensive and time consuming and could delay any product launch. If the commercial launch of a product candidate for which we recruit a sales force and establish marketing capabilities is delayed or does not occur for any reason, we would have prematurely or unnecessarily incurred these commercialization expenses. This may be costly, and our investment would be lost if we cannot retain or reposition our sales and marketing personnel. If we enter into arrangements with third parties to perform sales and marketing services, our product revenues or the profitability of these product revenues to us could be lower than if we were to market and sell any products that we develop ourselves. In addition, we may not be successful in entering into arrangements with third parties to sell and market our product candidates or may be unable to do so on terms that are acceptable to us. We likely will have little control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market our products effectively. If we do not establish sales and marketing capabilities successfully, either on our own or in collaboration with third parties, we will not be successful in commercializing our product candidates.

We face substantial competition, which may result in others discovering, developing or commercializing products to treat our target indications or markets before or more successfully than we do.

The development and commercialization of new drug products is highly competitive. We face competition with respect to our current product candidates and any products we may seek to develop or commercialize in the future from major pharmaceutical companies, specialty pharmaceutical companies and biotechnology companies worldwide.

Competitors may also include academic institutions, government agencies and other public and private research organizations that conduct research, seek patent protection and establish collaborative arrangements for research, development, manufacturing and commercialization. Many of our competitors have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining approvals from regulatory authorities and marketing approved products than we do. Mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of our competitors. Smaller and other early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These third parties compete with us in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies that may be complementary to or necessary for our programs. Our commercial opportunities could be reduced or eliminated if our competitors develop and commercialize products that are more effective, safer, have fewer or less severe side effects, are approved for broader indications or patient populations, or are more convenient or less expensive than any products that we develop and commercializes. Our competitors may also obtain marketing approval for their products more rapidly than we may obtain approval for our products, which could result in our competitors establishing a strong market position before we are able to enter the market. If approved, our product candidates will compete for a share of the existing market with numerous other products being used to treat ACD.

Even if we are able to commercialize one of our product candidates , the product may become subject to unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives, which would harm our business.

The regulations that govern marketing approvals, pricing, coverage and reimbursement for new drug products vary widely from country to country. Current and future legislation may significantly change the approval requirements in ways that could involve additional costs and cause delays in obtaining approvals. Some countries require approval of the sale price of a drug before it can be marketed. In many countries, the pricing review period begins after marketing or product licensing approval is granted and, in some markets, prescription pharmaceutical pricing remains subject to continuing governmental control even after initial approval is granted. As a result, we might obtain marketing approval for a product in a particular country, but then be subject to price regulations that delay our commercial launch of the product, possibly for lengthy time periods, and negatively impact the revenues we are able to generate from the sale of the product in that country. Adverse pricing limitations may hinder our ability to recoup our investment in one or more product candidates, even if our product candidates obtain marketing approval.

Our ability to commercialize EB01 or any other product candidate successfully also will depend in part on the extent to which coverage and adequate reimbursement for these products and related treatments will be available from government health administration authorities, private health insurers and other organizations. Government authorities and other third-party payors, such as private health insurers and health maintenance organizations, decide which medications they will pay for and establish reimbursement levels. Our inability to promptly obtain coverage and adequate reimbursement rates from both government-funded and private payors for any approved products that we develop could have a material adverse effect on our operating results, our ability to raise capital needed to commercialize products and our overall financial condition.

Product liability lawsuits against us could cause us to incur substantial liabilities and to limit commercialization of any products that we may develop.

We face an inherent risk of product liability exposure related to the testing of our product candidates in human clinical trials and will face an even greater risk if we commercially sell any products that we may develop. If we cannot successfully defend ourselves against claims that our product candidates or products caused injuries, we will incur substantial liabilities.

We have separate liability insurance policies that cover each of our ongoing clinical trials, which provide coverage in varying amounts. The amount of insurance that we currently hold may not be adequate to cover all liabilities that we may incur. We will need to increase our insurance coverage when and if we begin conducting more expansive clinical development of our product candidates. Insurance coverage is increasingly expensive. We may not be able to maintain insurance coverage at a reasonable cost or in an amount adequate to satisfy any liability that may arise.

We will be dependent on third parties for the synthesis, formulation, and manufacturing, including optimization, technology transfers and scaling up of clinical scale quantities of all of our product candidates.

We have no direct experience in synthesizing, formulating and manufacturing any of our product candidates, and currently lack the resources or capability to synthesize, formulate and manufacture any of our product candidates on a clinical or commercial scale. As a result, we will be dependent on third parties for the synthesis, formulation, and manufacturing, including optimization, technology transfers and scaling up of clinical scale quantities of all our product candidates. We believe that this strategy will enable us to direct operational and financial resources to the development of our product candidates rather than diverting resources to establishing manufacturing infrastructure; however our use of third parties to manufacture our product candidates may increase the risk that we will not have sufficient quantities of our product candidates or products or such quantities at an acceptable cost, which could delay, prevent or impair our development or commercialization efforts.

We do not currently have any agreements with third-party manufacturers for the long-term clinical or commercial supply of any of our product candidates and may in the future be unable to scale-up and/or conclude agreements for commercial supply with commercial third-party manufacturers on acceptable terms, or at all. Even if we are able to establish and maintain arrangements with third-party manufacturers, they may encounter difficulties in achieving volume production, laboratory testing, quality control or quality assurance or suffer shortages of qualified personnel, any of which could result in our inability to manufacture sufficient quantities to meet clinical timelines for a particular product candidate, to obtain marketing approval for the product candidate or to commercialize the product candidate. In addition, third-party manufacturers may not be able to comply with current good manufacturing practice, or GMP, regulations or similar regulatory requirements outside the United States. Our failure, or the failure of our third-party manufacturers, to comply with applicable regulations could result in sanctions being imposed on us, including fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of product candidates or products, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect supplies of our product candidates.

Our product candidates and any products that we may develop may compete with other product candidates and products for access to manufacturing facilities. There are a limited number of manufacturers that operate under cGMP regulations and that might be capable of manufacturing for us. If the third parties that we contract to manufacture product for our preclinical tests and clinical trials cease to continue to do so for any reason or if we elect to change suppliers, we likely would experience delays in advancing these clinical trials while we identify and qualify replacement suppliers and we may be unable to obtain replacement supplies on terms that are favorable to us. In addition, if we are not able to obtain adequate supplies of our product candidates or the drug substances used to manufacture them, it will be more difficult for us to develop our product candidates and compete effectively. Our current and anticipated future dependence upon others for the manufacture of our product candidates may adversely affect our future profit margins and our ability to develop product candidates and commercialize any products that receive marketing approval on a timely and competitive basis.

We depend on third-party suppliers for key raw materials used in our manufacturing processes, and the loss of these third-party suppliers or their inability to supply us with adequate raw materials could harm our business.

We rely on third-party suppliers for the raw materials required for the production of our product candidates. Our dependence on these third-party suppliers and the challenges we may face in obtaining adequate supplies of raw materials involve several risks, including limited control over pricing, availability, quality, and delivery schedules. We cannot be certain that our current suppliers will continue to provide us with the quantities of these raw materials that we require to satisfy our anticipated specifications and quality requirements. Any supply interruption in limited or sole sourced raw materials could materially harm our ability to manufacture our products until a new source of supply, if any, can be identified and qualified. Although we believe there are several other suppliers of these raw materials, we may be unable to find a sufficient alternative supply channel in a reasonable time or on commercially reasonable terms. Any performance failure on the part of our suppliers could delay the development and commercialization of our product candidates, including limiting supplies necessary for clinical trials and regulatory approvals, or interrupt production of the existing products that are already marketed, which would have a material adverse effect on our business.

We rely on third parties to conduct our clinical trials and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such clinical trials.

We do not independently conduct clinical trials for our product candidates. We rely on third parties, such as contract research organizations, clinical data management organizations, medical institutions, drug distributers, clinical investigators and government agencies, to perform this function. Any of these third parties may terminate their engagements with us at any time. If we need to enter into alternative arrangements, it would delay our product development activities. If these third parties do not successfully carry out their contractual duties, meet expected deadlines or conduct our clinical trials in accordance with regulatory requirements or our stated protocols, we will not be able to obtain, or may be delayed in obtaining, marketing approvals for our product candidates and will not be able to, or may be delayed in our efforts to, successfully commercialize our product candidates. Our product development costs will increase if we experience delays in testing or obtaining marketing approvals.

Our reliance on these third parties for clinical development activities reduces our control over these activities but does not relieve us of our responsibilities. For example, we remain responsible for ensuring that each of our clinical trials is conducted in accordance with the general investigational plan and protocols for the clinical trial. Moreover, the FDA and foreign regulatory authorities require us to comply with standards, commonly referred to as Good Clinical Practice, or GCP, for conducting, recording and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity of data and confidentiality of clinical trial participants are protected.

We may depend on additional collaborations, licenses or similar arrangements with third parties for the development and commercialization of some of our product candidates. If those collaborations are not successful, we may not be able to capitalize on the market potential of these product candidates.

We may in the future enter into other licensing, collaboration or similar arrangements for the development and commercialization of our product candidates for any or all indications and for any or all territories. Our likely counterparties for any licensing, collaboration or similar arrangement include large and mid-size pharmaceutical companies, regional and national pharmaceutical companies and biotechnology companies. However, if we do enter into any such arrangements with any third parties in the future, we will likely have limited control over the amount and timing of resources that our collaborators dedicate to the development or commercialization of the applicable product candidate. Our ability to generate revenues from these arrangements will depend on our collaborators’ abilities and efforts to successfully perform the functions assigned to them in these arrangements. Collaboration agreements may not lead to development or commercialization of product candidates in the most efficient manner or at all. If a collaborator of ours were to be involved in a business combination, the continued pursuit and emphasis on our product development or commercialization program could be delayed, diminished or terminated.

If we are not able to establish additional collaborations, we may have to alter our development and commercialization plans.

We may decide to collaborate with pharmaceutical and biotechnology companies for the development and potential commercialization of EB01 or other product candidates. Collaborations are complex and time-consuming to negotiate and document and we face significant competition in seeking appropriate collaborators. In addition, there have been a significant number of business combinations among large pharmaceutical companies that have resulted in a reduced number of potential future collaborators. We may not be able to negotiate collaborations on a timely basis, on acceptable terms, or at all. If we are unable to do so, we may have to curtail the development of a product candidate, reduce or delay our development program or one or more of our other development programs, delay our potential commercialization or reduce the scope of any sales or marketing activities, or increase our expenditures and undertake development or commercialization activities at our own expense. If we elect to increase our expenditures to fund development or commercialization activities on our own, we would likely need to obtain additional capital, which may not be available to us on acceptable terms, or at all. If we do not have sufficient funds, we may not be able to further develop our product candidates or bring them to market and generate product revenue.

Even if we complete the necessary clinical trials, the marketing approval process is expensive, time consuming and uncertain and may prevent us from obtaining approvals for the commercialization of some or all of our product candidates. If we are not able to obtain, or if there are delays in obtaining, required marketing approvals, we will not be able to commercialize our product candidates, and our ability to generate revenue will be materially impaired.

Our product candidates and the activities associated with their development and commercialization, including their design, testing, manufacture, safety, efficacy, recordkeeping, labeling, storage, approval, advertising, promotion, sale and distribution, are subject to comprehensive regulation by the FDA and by comparable authorities in other countries. Failure to obtain marketing approval for a product candidate will prevent us from commercializing the product candidate. We have not received approval to market EB01 or any other Edesa product candidate from regulatory authorities in any jurisdiction.

We have only limited experience in filing and supporting the applications necessary to obtain marketing approvals for product candidates and expect to rely on third-party contract research organizations to assist us in this process. Securing marketing approval requires the submission of extensive preclinical and clinical data and supporting information to regulatory authorities for each therapeutic indication to establish the product candidate’s safety and effectiveness. Securing marketing approval also requires the submission of information about the product manufacturing process to, and inspection of manufacturing facilities by, the regulatory authorities. Regulatory authorities may determine that EB01, or any of our other product candidates is not effective, is only moderately effective or has undesirable or unintended side effects, toxicities, safety profiles or other characteristics that preclude us from obtaining marketing approval or that prevent or limit commercial use.

The process of obtaining marketing approvals is expensive, may take many years, if approval is obtained at all, and can vary substantially based upon a variety of factors, including the type, complexity and novelty of the product candidates involved. Changes in marketing approval policies during the development period, changes in or the enactment of additional statutes or regulations, or changes in regulatory review for each submitted product application, may cause delays in the approval or rejection of an application. Regulatory authorities have substantial discretion in the approval process and may refuse to accept any application or may decide that our data are insufficient for approval and require additional preclinical studies, clinical trials or other trials. In addition, varying interpretations of the data obtained from preclinical and clinical testing could delay, limit or prevent marketing approval of a product candidate. Any marketing approval we ultimately obtain may be limited or subject to restrictions or post-approval commitments that render the approved product not commercially viable. If we experience delays in obtaining approval or if we fail to obtain approval of our product candidates, the commercial prospects for our product candidates may be harmed and our ability to generate revenues will be materially impaired.

Even if we obtain marketing approval for our product candidates, the terms of approvals and ongoing regulation of our products may limit how we manufacture and market our products, and compliance with such requirements may involve substantial resources, which could materially impair our ability to generate revenue.

Even if marketing approval of a product candidate is granted, an approved product and our manufacturer and marketer are subject to ongoing review and extensive regulation, including the possible requirement to implement a risk evaluation and mitigation strategy or to conduct costly post-marketing studies or clinical trials and surveillance to monitor the safety or efficacy of the product. We must also comply with requirements concerning advertising and promotion for any of our product candidates for which we obtain marketing approval. Promotional communications with respect to prescription drugs are subject to a variety of legal and regulatory restrictions and must be consistent with the information in the product’s approved labeling. Thus, we will not be able to promote any products we develop for indications or uses for which they are not approved. In addition, manufacturers of approved products and those manufacturers’ facilities are required to ensure that quality control and manufacturing procedures conform to cGMP, which include requirements relating to quality control and quality assurance as well as the corresponding maintenance of records and documentation and reporting requirements. We and our contract manufacturers could be subject to periodic unannounced inspections by the FDA to monitor and ensure compliance with cGMP.

Accordingly, assuming we receive marketing approval for one or more of our product candidates, we and our contract manufacturers will continue to expend time, money and effort in all areas of regulatory compliance, including manufacturing, production, product surveillance and quality control. If we are not able to comply with post-approval regulatory requirements, we could have the marketing approvals for our products withdrawn by regulatory authorities and our ability to market any future products could be limited, which could adversely affect our ability to achieve or sustain profitability. Thus, the cost of compliance with post-approval regulations may have a negative effect on our operating results and financial condition.

Our relationships with customers, healthcare providers and professionals and third-party payors will be subject to applicable anti-kickback, fraud and abuse and other healthcare laws and regulations, which could expose us to criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings.

Healthcare providers, physicians and third-party payors play a primary role in the recommendation and prescription of any product candidate for which we may obtain marketing approval. Our future arrangements with customers, healthcare providers and professionals, and third-party payors may expose us to broadly applicable federal anti-kickback, federal and state fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which we market, sell and distribute any product candidate for which we obtain marketing approval.

Efforts to ensure that our business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. It is possible that governmental authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines, exclusion from government funded healthcare programs, such as Medicare and Medicaid, and the curtailment or restructuring of our operations. Violation of certain of these laws could also result in exclusion, suspension and debarment from government funded healthcare programs. Exclusion, suspension or debarment would significantly impact our ability to commercialize, sell or distribute any product candidate for which we obtain regulatory approval. If any of the physicians or other providers or entities with whom we expect to do business are found to be not in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs.

Use of social media platforms presents new risks.

We believe that our potential patient population is active on social media. Social media practices in the pharmaceutical and biotechnology industries are evolving, which creates uncertainty and risk of noncompliance with regulations applicable to our business. For example, patients may use social media platforms to comment on the effectiveness of, or adverse experiences with, a product candidate, which could result in reporting obligations. In addition, there is a risk of inappropriate disclosure of sensitive information or negative or inaccurate posts or comments about us or our product candidates on any social networking website. If any of these events were to occur or we otherwise fail to comply with applicable regulations, we could incur liability, face restrictive regulatory actions or incur other harm to our business.

Risks Related to Our Intellectual Property

We are dependent on a license relationship with Yissum for our EB01 and EB02 programs

In 2016, we entered into an exclusive license agreement with Yissum Research Development Company of the Hebrew University of Jerusalem to obtain exclusive rights to certain know-how, patents and data relating to a pharmaceutical product. We are using the exclusive rights to develop the product for therapeutic, prophylactic and diagnostic uses in topical dermal applications and anorectal applications, including for the development of EB01 to treat ACD and EB02 to treat HD. Concurrently, we also entered into a consulting agreement with an individual associated with Yissum for the development of the product. If we default or fail to perform any of the terms, covenants, provisions or our obligations under the License Agreement, Yissum has the option to terminate the License Agreement, subject to advance notice to cure such default. Any termination of this license agreement would have a materially adverse impact on our business and results from operations.

If we are unable to obtain and maintain patent protection for our licensed technology and products, or if the scope of the patent protection is not sufficiently broad, our competitors could develop and commercialize technology and products similar or identical to ours, and our ability to successfully commercialize our licensed technology and products may be adversely affected.

Our success will partially depend on our ability to obtain and maintain patent protection in the United States and other countries with respect to our proprietary technology and products. We intend to protect our proprietary position by filing patent applications in the United States, in Europe and in certain additional jurisdictions related to our novel technologies and product candidates that are important to our business. This process is expensive and time-consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. Moreover, if we license technology or product candidates from third parties in the future, these license agreements may not permit us to control the preparation, filing and prosecution of patent applications, or to maintain or enforce the patents, covering the licensed technology or product candidates. These agreements could also give our licensors the right to enforce the licensed patents without our involvement, or to decide not to enforce the patents at all. Therefore, in these circumstances, these patents and applications may not be prosecuted or enforced in a manner consistent with the best interests of our business.

The patent position of biotechnology and pharmaceutical companies generally is highly uncertain, involves complex legal and factual questions and has been the subject of much litigation. As a result, the issuance, scope, validity, enforceability and commercial value of any patents issued to us will likely be highly uncertain. Patent applications that we file may not result in patents being issued which protect our technology or products, in whole or in part, or which effectively prevent others from commercializing competitive technologies and products. Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may also diminish the value of patents issued to us, narrow the scope of our patent protection or make enforcement more difficult or uncertain.

We may become involved in lawsuits or other enforcement proceedings to protect or enforce our patents or other intellectual property, which could be expensive, time consuming and potentially unsuccessful.

Competitors may infringe our patents, trademarks, copyrights or other intellectual property. To counter infringement or unauthorized use, we may be required to file claims, which can be expensive and time consuming to prosecute. Any claims we assert against perceived infringers could provoke these parties to assert counterclaims against us alleging that we infringe their intellectual property or that our patent and other intellectual property rights are invalid or unenforceable, including for antitrust reasons. As a result, in a patent infringement proceeding, a court or administrative body may decide that a patent of ours is invalid or unenforceable, in whole or in part, or may construe the patent’s claims narrowly and so refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the competitor technology in question. Even if we are successful in a patent infringement action, the unsuccessful party may subsequently raise antitrust issues and bring a follow-on action thereon. Antitrust issues may also provide a bar to settlement or constrain the permissible settlement terms.

Third parties may initiate legal proceedings alleging that we are infringing their intellectual property rights, the outcome of which would be uncertain and could have a material adverse effect on the success of our business.

Our commercial success depends upon our ability and the ability of our collaborators to develop, manufacture, market and sell our product candidates and use our proprietary technologies without infringing the intellectual property and other proprietary rights of third parties. There is considerable intellectual property litigation in the biotechnology and pharmaceutical industries, and we may become party to, or threatened with, future adversarial proceedings or litigation regarding intellectual property rights with respect to our products and technology, including interference, derivation, inter partes review, reexamination, reissue or post-grant review proceedings before the USPTO. The risks of being involved in such litigation and office proceedings may also increase as our product candidates approach commercialization, and as our business gains greater visibility operating as a publicly traded company in the United States. Third parties may assert infringement claims against us based on existing or future intellectual property rights and to restrict our freedom to operate. Third parties may also seek injunctive relief against us, whereby they would attempt to prevent us from practicing our technologies altogether pending outcome of any litigation against us. We may not be aware of all such intellectual property rights potentially relating to our product candidates prior to their assertion against us. For example, we have not conducted an in-depth freedom-to-operate search or analysis of any of our product candidates. Any freedom-to-operate search or analysis previously conducted may not have uncovered all relevant patents and pending patent applications, and there may be pending or future patent applications that, if issued, would block us from commercializing any of our product candidates. Thus, we do not know with certainty whether our product candidates or our commercialization thereof, does not and will not infringe any third party’s intellectual property.

If we are found to infringe a third party’s intellectual property rights, to avoid or settle litigation, we could be required to obtain a license to enable us to continue developing and marketing our products and technology. However, we may not be able to obtain any required license on commercially reasonable terms, or at all. Even if we were able to obtain a license, it could be nonexclusive, thereby giving our competitors access to the same technologies as are licensed to us, and could require us to make substantial payments. Absent a license, we could be forced, including by court order, to cease commercializing the infringing technology or product. In addition, we could be found liable for monetary damages, including treble damages and attorneys’ fees if we are found to have willfully infringed a patent or other intellectual property right. A finding of infringement could prevent us from commercializing our product candidates or force us to cease some of our business operations, which could materially harm our business.

We may be subject to claims by third parties asserting that the company or our employees have misappropriated their intellectual property, or claiming ownership of what we regard as our own intellectual property.

Many of our employees were previously employed at universities or other biotechnology or pharmaceutical companies. Although we try to ensure that our employees do not use the proprietary or otherwise confidential information or know-how of others in their work for us, we may be subject to claims that the company or these employees have without authorization used or disclosed intellectual property, including trade secrets or other proprietary or confidential information, of any such employee’s former employer. Litigation may be necessary to defend against these claims.

In addition, while we typically require our employees and contractors who may be involved in the development of intellectual property to execute agreements assigning such intellectual property to us and agree to cooperate and assist us with securing and defending our intellectual property, we may be unsuccessful in executing such an agreement with each party who in fact develops intellectual property that we regard as our own. These assignment agreements may not be self-executing or may be breached, and we may be forced to bring claims against third parties, or defend claims they may bring against us, to determine the ownership of what we regard as our intellectual property.

If we fail in prosecuting or defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in prosecuting or defending against such claims, litigation could result in substantial costs and be a distraction to management.

Intellectual property litigation could cause us to spend substantial resources and could distract our personnel from their normal responsibilities.

Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses and likely would distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments that could have a substantial adverse effect on the price of our common shares. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development, sales, marketing or distribution activities. We may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources. Accordingly, costs and lost management time, as well as uncertainties resulting from the initiation and continuation of patent litigation or other proceedings, could have a material adverse effect on our ability to compete in the marketplace.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

We partially rely on trade secrets and know-how, including unpatented know-how, technology and other proprietary and confidential information, to maintain our competitive position. We seek to protect these trade secrets, in part, by entering into nondisclosure and confidentiality agreements with parties who have access to them, such as our employees, corporate collaborators, outside scientific collaborators, contract manufacturers, consultants, advisors and other third parties. However, we cannot guarantee that we have executed these agreements with each party that may have or have had access to our trade secrets or that the agreements we have executed will provide adequate protection. Any party with whom we have executed such an agreement may breach that agreement and disclose our proprietary or confidential information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them, or those to whom they communicate it, from using that technology or information to compete with us. If any of our trade secrets, particularly unpatented know-how, were to be obtained or independently developed by a competitor, our competitive position would be harmed.

Risks Relating to this Offering, the Securities Markets and Ownership of Our Common Shares

Purchasers in this offering will experience immediate dilution in the net tangible book value of their investment.

Purchasers of our Common Shares in this offering will experience an immediate dilution in the net tangible book value of the Common Shares purchased in this offering because the price per share of Common Shares in this offering is substantially higher than the net tangible book value of each Common Share outstanding immediately after this offering. Our net tangible book value as of September 30, 2019 was approximately $5,256,130, or approximately $0.70 per Common Share. See “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use our net proceeds from this offering and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might not apply our net proceeds of this offering in ways that increase the value of your investment. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

Raising additional capital may cause dilution to our investors, restrict our operations or require us to relinquish rights to our technologies or product candidates.

Any issuance of equity we may undertake in the future to raise additional capital could cause the price of our Common Shares to decline, or require us to issue shares at a price that is lower than that paid by holders of our Common Shares in the past, which would result in those newly issued shares being dilutive. If we obtain funds through a credit facility or through the issuance of debt or preferred securities, these securities would likely have rights senior to your rights as a common shareholder, which could impair the value of our Common Shares.

If we raise additional funds through licensing, collaboration or similar arrangements, we may have to relinquish valuable rights to our technologies, future revenue streams, research and development programs or product candidates or to grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings or other arrangements when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

The price of our Common Shares may continue to be volatile.

Market prices for securities of early stage pharmaceutical, biotechnology and other life sciences companies have historically been particularly volatile, and the market price of our Common Shares has been subject to significant fluctuations. This volatility can be exacerbated by low trading volume. Some of the factors that may cause the market price of our shares to fluctuate include:

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sales or potential sales of substantial amounts of our Common Shares;

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announcements about us or our competitors, including funding announcements, corporate or business updates, updates on manufacturing of our products, clinical trial results, regulatory approvals or new product introductions;

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developments concerning our product manufacturers;

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litigation and other developments relating to our licensed patents or other proprietary rights or those of our competitors;

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governmental regulation and legislation;

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change in securities analysts’ estimates of our performance, or failure to meet analysts’ expectations;

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the terms and timing of any future collaborative, licensing or other arrangements that we may establish;

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our ability to raise additional capital to carry through with our development plans and current and future operations;

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the timing of achievement of, or failure to achieve, our manufacturing, pre-clinical, clinical, regulatory and other milestones, such as the commencement of clinical development, the completion of a clinical trial or the receipt of regulatory approval;

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actions taken by regulatory agencies with respect to our product candidates;

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uncontemplated problems in the supply of the raw materials used to produce our product candidates;

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introductions or announcements of technological innovations or new products candidates by us, our potential future collaborators, or our competitors, and the timing of these introductions or announcements;

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market conditions for equity investments in general, or the biotechnology or pharmaceutical industries in particular;

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we may have limited or very low trading volume that may increase the volatility of the market price of our common shares;

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actual or anticipated fluctuations in our results of operations;

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hedging or arbitrage trading activity that may develop regarding our common shares;

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regional or worldwide recession;

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sales of large blocks of our common shares;

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sales of our common shares by our executive officers, directors and significant shareholders;

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managerial costs and expenses;

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changes in accounting principles; and

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the loss of any of our key scientific or management personnel.

Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of our common shares. In the past, following periods of volatility in the market price of a company’s securities, shareholders have often instituted class action securities litigation. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our profitability and reputation.

We have not paid and do not intend to pay dividends on our Common Shares. Investors in this offering may never obtain a return on their investment.

We have not paid dividends on our Common Shares since inception, and do not intend to pay any dividends on our Common Shares in the foreseeable future. We intend to reinvest earnings, if any, in the development and expansion of our business. Accordingly, you will need to rely on sales of your Common Shares after price appreciation, which may never occur, in order to realize a return on your investment.

If we fail to meet all applicable Nasdaq Capital Market requirements and Nasdaq determines to delist our Common Shares, the delisting could adversely affect the market liquidity of our Common Shares and the market price of our Common Shares could decrease.

Our Common Shares are listed on The Nasdaq Capital Market. To maintain our listing, we must meet minimum financial, operating and other requirements, including requirements for a minimum amount of capital, a minimum price per share, and active operations. If we are unable to comply with Nasdaq’s listing standards, Nasdaq may determine to delist our Common Shares. If our Common Shares are delisted for any reason, it could reduce the value of our Common Shares and their liquidity. Delisting could also adversely affect our ability to obtain financing for the continuation of our operations, or to use our Common Shares in acquisitions. Delisting may also result in the loss of confidence by suppliers, investors and employees.

Failure to maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our share price.

Section 404 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC require an annual management assessment of the effectiveness of our internal control over financial reporting. If we fail to maintain the adequacy of our internal control over financial reporting, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC. If we cannot in the future favorably assess the effectiveness of our internal control over financial reporting, investor confidence in the reliability of our financial reports may be adversely affected, which could have a material adverse effect on our share price.

The ownership of our Common Shares is highly concentrated, which may prevent you and other shareholders from influencing significant corporate decisions and may result in conflicts of interest that could cause our Common Shares price to decline.

The ownership of our Common Shares is highly concentrated among insiders and affiliates. Accordingly, these shareholders will have substantial influence over the outcome of corporate actions requiring shareholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of the company’s assets or any other significant corporate transaction. These shareholders may also delay or prevent a change of control of the company, even if such a change of control would benefit the other shareholders of the company. The significant concentration of share ownership may adversely affect the trading price of our common shares due to investors’ perception that conflicts of interest may exist or arise.

We may qualify as a foreign private issuer, and as a result, shareholders may receive less information and be afforded less protection under the U.S. federal securities laws.

We believe we qualify as a foreign private issuer within the meaning of rules promulgated under the Securities and Exchange Act of 1934, as amended. If we qualify as a foreign private issuer, we may be exempt from certain Exchange Act rules and requirements that apply to U.S. public companies, including: (i) the requirement to file with the SEC quarterly reports on Form 10-Q and current reports on Form 8-K; (ii) rules regulating the solicitation of proxies in connection with shareholder meetings; (iii) Regulation FD prohibiting selective disclosures of material information; and (iv) rules requiring insiders to disclose stock ownership and trading activities and establishing liability for profits realized from “short-swing” trading transactions (i.e., a purchase and sale, or sale and purchase, of the issuer’s equity securities within less than six months). If in the future we elect to be treated as a foreign private issuer, shareholders will receive less information about the company and trading in our shares by our affiliates, and will be afforded less protection under the U.S. federal securities laws than would be afforded to shareholders of a domestic U.S. company.

We may be deemed a passive foreign investment company, and as a result, shareholders may be subject to special taxation rules that restrict capital gains treatment, unless the shareholders make a timely tax election to treat the company as a qualified electing fund.

A special set of U.S. federal income tax rules applies to a foreign corporation that is deemed a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes. The PFIC rules apply to US Shareholders of a foreign corporation at least 75% of whose income is passive, meaning not generated in the active conduct of a trade or business, or at least 50% of whose assets produce such passive income. Based on our audited financial statements, income tax returns, and relevant market data, we believe that we likely will not be classified as a PFIC in the September 30, 2019 taxable year. There can be no assurance, however, that we will not be considered to be a PFIC for any particular year in the future because PFIC status is factual in nature, depends upon factors not wholly within our control, generally cannot be determined until the close of the taxable year in question, and is determined annually. (See "Passive Foreign Investment Company Rules" below under "CERTAIN TAX MATTERS".)

If we are deemed to be a PFIC during the current or any future taxable year, U.S. shareholders would be subject to special taxation rules related to gain on sale or disposition of our shares and excess distributions unless they make a timely election to treat our shares as a qualified electing fund (“QEF election”). A QEF election cannot be made unless we provide U.S. shareholders the information and computations needed to report income and gains pursuant to a QEF election. Without a QEF election, U.S. shareholders may not be able to use capital gains tax treatment and may be subject to potentially adverse tax consequences. Given the complexities of the PFIC and QEF election rules, U.S. shareholders may need to incur the time and expense of consulting a tax adviser about these rules.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain certain statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward looking statements. These forward looking statements include, but are not limited to, those concerning the following:

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our ability to fund our planned operations and implement our business plan;
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the scope, number, progress, duration, cost, results and timing of clinical trials and nonclinical studies of our current or future product candidates;
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our ability to raise sufficient funds to support the development and potential commercialization of our product candidates;
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the outcomes and timing of regulatory reviews, approvals or other actions;
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our ability to obtain marketing approval for our product candidates and otherwise execute our business plan;
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our ability to establish and maintain licensing, collaboration or similar arrangements on favorable terms and whether and to what extent we retain development or commercialization responsibilities under any new licensing, collaboration or similar arrangement;
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the success of any other business, product or technology that we acquire or in which we invest;
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our ability to maintain, expand and defend the scope of our intellectual property portfolio;
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our ability to manufacture any approved products on commercially reasonable terms;
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our ability to establish a sales and marketing organization or suitable third-party alternatives for any approved product;
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the number and characteristics of product candidates and programs that we pursue;
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our business strategy;
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the attraction and retention of qualified employees and personnel;
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future acquisitions or investments in complementary companies or technologies; and
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our ability to comply with evolving legal standards and regulations pertaining to our industry.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, “projects”, “should”, “will”, “would” as well as similar expressions. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks, uncertainties and other important factors. We discuss many of these risks, uncertainties and other important factors in greater detail under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, and in our most recent annual report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to reflect facts and circumstances after the date of this prospectus supplement. Before deciding to purchase our securities, you should carefully read both this prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” completely and with the understanding that our actual future results may be materially different from what we expect.

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus also refer to estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Common Shares we are offering will be approximately $3.88 million. Net proceeds are what we expect to receive after deducting placement agent fees and other expenses related to the offering. We will only receive additional proceeds from the exercise of the Purchase Warrants issuable in the concurrent private placement if and to the extent that the Purchase Warrants are exercised and the holders of such warrants pay the exercise price in cash upon such exercise.

We plan to use the net proceeds of this offering for general corporate purposes, which may include working capital, capital expenditures and research and development expenses. We cannot specify with certainty all of the particular uses for the net proceeds to be received from this offering. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities.

DIVIDENDS

We have never declared or paid cash dividends on our Common Shares. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our Common Shares in the foreseeable future, if at all. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

DESCRIPTION OF SECURITIES

We are offering 1,355,380 Common Shares pursuant to this prospectus supplement and the accompanying prospectus. The material terms and provisions of our Common Shares are described under the caption “Description of Capital Stock -Common Shares” beginning on page 9 of the accompanying prospectus.

  DILUTION

The net tangible book value of our Common Shares as of September 30, 2019 was approximately $5,256,130, or approximately $0.70 per share. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of Common Shares outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of Common Shares in this offering and the net tangible book value per share of our Common Shares immediately afterwards. After giving effect to the sale by us of 1,355,380 Common Shares in this offering at the average public offering price of $3.22 per share and after deducting estimated commissions and estimated offering expenses payable by us, our net tangible book value as of September 30, 2019 would have been approximately $9,131,635, or $1.03 per share. This represents an immediate increase in net tangible book value of $0.33 per share to existing shareholders and an immediate dilution of $2.19 per share to new investors purchasing Common Shares in this offering. The following table illustrates this dilution:

Public offering price per share (1)		$3.22
Net tangible book value per share as of September 30, 2019	$0.70
Increase per share attributable to new investors after giving effect to the offering	0.33
Net tangible book value per share after giving effect to the offering		$1.03
Dilution in net tangible book value per share to new investors		$2.19
  (1) This is an average public offering price per share based on 1,329,684 shares sold at $3.20 and 25,696 shares sold at $4.11.

The foregoing table does not take into effect further dilution to new investors that could occur upon the exercise of outstanding options and warrants having a per share exercise price less than the offering price per share in this offering.

The foregoing table is based on 7,504,468 of our Common Shares outstanding as of September 30, 2019, and excludes the following:

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319,526 of our Common Shares issuable upon exercise of outstanding options granted under our equity incentive plans at a weighted average exercise price of $3.36 per share;

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833,621 of our Common Shares available for issuance or future grant pursuant to our equity incentive plan;

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48,914 of our Common Shares issuable upon exercise of outstanding warrants at a weighted average exercise price of $11.19 per share;

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the 1,694,256 Common Shares issuable upon exercise of the Purchase Warrants being offered by us in the concurrent private placement; and

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the 12,364 Common Shares issuable upon exercise of warrants being issued by us to the placement agent in connection with the offering.

CAPITALIZATION

The following table sets forth the Company's capitalization as of September 30, 2019:

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on an actual basis; and

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on an as adjusted basis to give effect to the sale of 1,355,380 Common Shares in this offering, after deducting estimated commissions and estimated offering expenses payable by us.

You should read this table in conjunction with other sections of this prospectus supplement, the accompanying prospectus and any documents that they incorporate by reference, including our consolidated financial statements and the related notes.

	Actual	As Adjusted
Cash and cash equivalents	$5,030,583	$8,906,088
Stockholders’ Equity:
Common shares, no par value: unlimited shares authorized; 7,504,468 shares outstanding	12,005,051	15,880,556
Preferred stock, no par value: unlimited shares authorized; no shares outstanding	--	--
Additional paid-in-capital*	327,768	327,768
Accumulated other comprehensive loss	(342,074)	(342,074)
Accumulated deficit	(6,734,615)	(6,734,615)
Total stockholders’ equity	5,256,130	9,131,635
Total capitalization	$5,256,130	$9,131,635
* Does not include any potential proceeds from the exercise of the Placement Warrants issued in the concurrent private placement.

The number of issued and outstanding Common Shares as of September 30, 2019 in the table excludes the following:

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319,526 of our Common Shares issuable upon exercise of outstanding options granted under our equity incentive plans at a weighted average exercise price of $3.36 per share;

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833,621 of our Common Shares available for issuance or future grant pursuant to our equity incentive plan; and

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48,914 of our Common Shares issuable upon exercise of outstanding warrants at a weighted average exercise price of $11.19 per share;

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the 1,694,256 Common Shares issuable upon exercise of the Purchase Warrants being offered by us in the concurrent private placement; and

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the 12,364 Common Shares issuable upon exercise of warrants being issued by us to the placement agent in connection with the offering.

PRIVATE PLACEMENT TRANSACTION AND WARRANTS

In a concurrent private placement, or the Private Placement Transaction, we are selling to purchasers of our Common Shares in this offering (i) Class A Purchase Warrants to purchase an aggregate of up to 1,016,553 of our Common Shares, or 0.75 of a Common Share for each share purchased in the offering, and (ii) Class B Purchase Warrants to purchase an aggregate of up to 677,703 of our Common Shares, or 0.50 of a Common Share for each share purchased in the offering.

The Purchase Warrants and the Common Shares issuable upon the exercise of the Purchase Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, purchasers may only sell Common Shares issued upon exercise of the Purchase Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

With respect to non-U.S. investors, the Common Shares offered pursuant to this prospectus supplement and the accompanying prospectus as well as the Purchase Warrants and Warrant Shares will be subject to restrictions on resale in accordance with applicable foreign laws. A form of the subscription agreement with non-U.S. investors is included as an exhibit to our Current Report on Form 8-K that was previously filed with the SEC and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” below.

Exercisability. The Class A Purchase Warrants will be exercisable at any time on or after the six (6) month anniversary the date of issuance (the “Class A Purchase Warrant Initial Exercise Date”), at an exercise price of $4.80 per share and will expire and cease to be exercisable on the third anniversary of the Class A Purchase Warrant Initial Exercise Date. The Class B Purchase Warrants will be exercisable at any time on or after the six (6) month anniversary the date of issuance (the “Class B Purchase Warrant Initial Exercise Date”), at an exercise price of $4.00 per share and will expire and cease to be exercisable on the four month anniversary of the Class B Purchase Warrant Initial Exercise Date. The Purchase Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of Common Shares underlying the Purchase Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of Common Shares purchased upon such exercise. If a registration statement registering the issuance of the Common Shares underlying the Purchase Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Purchase Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of Common Shares determined according to the formula set forth in the Purchase Warrant. No fractional Common Shares will be issued in connection with the exercise of a Purchase Warrant. In lieu of fractional shares, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Exercise Limitation. A holder will not have the right to exercise any portion of a Purchase Warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of Common

Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Purchase Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment. The exercise prices of the Purchase Warrants are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Shares.

Transferability. Subject to applicable laws, the Purchase Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the Purchase Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Purchase Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Purchase Warrants will be limited.

Fundamental Transactions. If, at any time while the Purchase Warrants are outstanding, (1) we consolidate or merge with or into another entity in which we are not the surviving entity; (2) we sell, lease, assign, convey or otherwise transfer all or substantially all of our assets; (3) any tender offer or exchange offer (whether completed by us or a third party) is completed pursuant to which holders of a majority of our outstanding Common Shares tender or exchange their shares for securities, cash or other property; (4) we effect any reclassification of our Common Shares or compulsory share exchange pursuant to which outstanding Common Shares are effectively converted or exchange for other securities, cash or property or (5) any transaction is consummated whereby any person or entity acquires more than 50% of our outstanding Common Shares (each, a “Fundamental Transaction”), then upon any subsequent exercise of a Purchase Warrant, the holder thereof will have the right to receive the same amount and kind of securities, cash or other property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Common Shares then issuable upon exercise of the Purchase Warrant. If a Fundamental Transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Purchase Warrants with the same effect as if such successor entity had been named in the Purchase Warrant itself.

Rights as a Stockholder. Except as otherwise provided in the Purchase Warrants or by virtue of such holder’s ownership of our Common Shares, the holder of a Purchase Warrant does not have the rights or privileges of a holder of our Common Shares, including any voting rights, until the holder exercises the Purchase Warrant.

Resale/Registration Rights. We are required within 45 calendar days of the offering to file a registration statement providing for the resale of the Common Shares issued and issuable upon the exercise of the Purchase Warrants. We are required to use commercially reasonable efforts to cause such registration to become effective within 75 days of the closing of the offering, subject to certain exceptions, and to keep such registration statement effective at all times until no investor owns any Purchase Warrants or shares issuable upon exercise thereof.

CERTAIN TAX MATTERS

Certain U.S. Federal Income Tax Considerations

The following discussion is a summary of certain U.S. federal income tax issues that may be relevant to a U.S. Holder (as defined herein) and non-U.S. Holder (as defined herein), holding and disposing of the Common Shares. Additional tax issues may exist that are not addressed in this discussion and that could affect the U.S. federal income tax treatment of the acquisition, holding and disposition of the Common Shares.

This section is based on the U.S. Tax Code, its legislative history, existing and proposed regulations, published rulings by the United States Internal Revenue Service (IRS) and court decisions, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis. The discussion applies, unless indicated otherwise, only to U.S. Holders and certain non-U.S. Holders who hold Common Shares as capital assets within the meaning of Section 1221 of the U.S. Tax Code (generally, as property held for investment) and use the U.S. dollar as their functional currency. It does not address special classes of holders that may be subject to different treatment under the U.S. Tax Code, such as:

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financial institutions, insurance companies, underwriters, real estate investment trusts, or regulated investment companies;
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controlled foreign corporations or passive foreign investment companies under the U.S. Tax Code;
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dealers and traders in securities;
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persons holding Common Shares as part of a hedge, straddle, conversion or other integrated transaction;
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persons that acquired Common Shares as compensation for services;
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partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
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persons liable for the alternative minimum tax;
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tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;
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certain U.S. expatriates or former long-term residents of the United States;
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persons that are required to accelerate the recognition of any item of gross income with respect to the Common Shares as a result of such income being recognized on an applicable financial statement; or
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persons holding Common Shares that own or are deemed to own 10 per cent or more (by vote or value) of the company’s shares.

United States Federal Income Taxation

As used below, a “U.S. Holder” is a beneficial owner of Common Shares that is, for U.S. federal income tax purposes, (i) a citizen or resident alien individual of the United States, (ii) a corporation (or an entity treated as a corporation) created or organized under the law of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax without regard to its source or (iv) a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person. For purposes of this discussion, a “non-U.S. Holder” is a beneficial owner of Common Shares that is (i) a nonresident alien individual, (ii) a corporation (or an entity treated as a corporation) created or organized in or under the law of a country other than the United States or a political subdivision thereof or (iii) an estate or trust that is not a U.S. Holder. If a partnership (including for this purpose any entity treated as a partnership for U.S. federal tax purposes) is a beneficial owner of Common Shares, the U.S. federal tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A holder of Common Shares that is a partnership and partners in that partnership should consult their own tax advisers regarding the U.S. federal income tax consequences of holding and disposing of Common Shares. We have not sought a ruling from the IRS or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court. This discussion does not address U.S. federal tax laws other than those pertaining to U.S. federal income taxation (such as estate or gift tax laws), nor does it address any aspects of U.S. state or local or non-U.S. taxation.

This summary is based upon certain understandings and assumptions with respect to the business, assets and holders, including that the company is not, does not expect to become, nor at any time has been a controlled foreign corporation as defined in Section 957 of the U.S. Tax Code (“CFC”). The company believes that it is not and has never been a CFC, and does not expect to become a CFC. In the event that one or more of such understandings and assumptions proves to be inaccurate, the following summary may not apply and material adverse U.S. federal income tax consequences may result to U.S. Holders.

GIVEN THE COMPLEXITY OF THE TAX LAWS AND BECAUSE THE TAX CONSEQUENCES TO ANY PARTICULAR SHAREHOLDER MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN, SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF COMMON SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS.

Taxation of Dividends

U.S. Holders

In general, subject to the passive foreign investment company (PFIC) rules discussed below, a distribution on the Common Shares will constitute a dividend for U.S. federal income tax purposes to the extent that it is made from the company’s current or accumulated earnings and profits as determined under U.S. federal income tax principles. If a distribution exceeds the current and accumulated earnings and profits of the company, it will generally be treated as a non-taxable reduction of basis to the extent of the U.S. Holder’s tax basis in the Common Shares on which it is paid, and to the extent it exceeds that basis it will be treated as capital gain. The company has not and does not plan to maintain calculations of earnings and profits under U.S. federal income tax principles. Accordingly, it is unlikely that U.S. Holders will be able to establish that a distribution by the company is in excess of its current and accumulated earnings and profits (as computed under U.S. federal income tax principles). Therefore, a U.S. Holder should expect that a distribution by the company will generally be taxable in its entirety as a dividend to U.S. Holders for U.S. federal income tax purposes even though the distribution may be treated in whole or in part as a non-taxable distribution for Canadian tax purposes.

The gross amount of any dividend on the Common Shares (which will include the amount of any Canadian taxes withheld with respect to such dividend) generally will be subject to U.S. federal income tax as foreign source dividend income, and will not be eligible for the corporate dividends received deduction. The amount of a dividend paid in Canadian dollars will be its value in U.S. dollars based on the prevailing spot market exchange rate in effect on the day the U.S. Holder receives the dividend. A U.S. Holder will have a tax basis in any distributed Canadian dollars equal to their U.S. dollar value on the date of receipt, and any gain or loss realized on a subsequent conversion or other disposition of such Canadian dollars generally will be treated as U.S. source ordinary income or loss. If dividends paid in Canadian dollars are converted into U.S. dollars on the date they are received by a U.S. Holder, the U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income.

Subject to certain exceptions for short-term and hedged positions, as well as the PFIC rules, a dividend that a non-corporate U.S. Holder receives on the Common Shares will generally be subject to a maximum federal income tax rate of 20% if the dividend is a “qualified dividend.” A dividend on the Common Shares will be a qualified dividend if (i) either (a) the Common Shares are readily tradable on an established market in the United States or (b) we are eligible for the benefits of a comprehensive income tax treaty with the United States that the Secretary of the Treasury determines is satisfactory for purposes of these rules and that includes an exchange of information program, and (ii) we were not, in the year prior to the year the dividend was paid, and are not, in the year the dividend is paid, a PFIC. The Common Shares are listed on The Nasdaq Capital Market, which should be treated as an established securities market in the United States. In any event, the U.S.-Canada Income Convention (the Treaty) satisfies the requirements of clause (i)(b), we are incorporated in and tax resident of Canada and should be entitled to the benefits of the Treaty. Based on our audited financial statements, income tax returns and relevant market and shareholder data, we believe that we likely will not be classified as a PFIC in the September 30, 2019 taxable year. There can be no assurance, however, that the company has not been classified as a PFIC in any prior taxable year or that the company will not be considered to be a PFIC for any particular year in the future because PFIC status is factual in nature, depends upon factors not wholly within the company’s control, generally cannot be determined until the close of the taxable year in question, and is determined annually. Accordingly, no assurance can be made that a dividend paid, if any, would be a “qualified dividend.” In addition, as described in the section below entitled “Passive Foreign Investment Company Rules,” if we were a PFIC in a year while a U.S. Holder held Common Shares, and if the U.S. Holder has not made a qualified electing fund election effective for the first year the U.S. Holder held the Common Shares, such Common Shares remain an interest in a PFIC for all future years or until such an election is made. The IRS takes the position that such rule will apply for purposes of determining whether the Common Shares are an interest in a PFIC in the year a dividend is paid or in the prior year, even if we do not satisfy the tests to be a PFIC in either of those years. Even if dividends on the Common Shares would otherwise be eligible for qualified dividend treatment, in order to qualify for the reduced qualified dividend tax rates, a non-corporate U.S. Holder must hold the Common Shares on which a dividend is paid for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date, disregarding for this purpose any period during which the non-corporate U.S. Holder has an option to sell, is under a contractual obligation to sell or has made (and not closed) a short sale of substantially identical stock or securities, is the grantor of an option to buy substantially identical stock or securities or, pursuant to U.S. Treasury regulations, has diminished such holder’s risk of loss by holding one or more other positions with respect to substantially similar or related property. In addition, to qualify for the reduced qualified dividend tax rates, the non-corporate U.S. Holder must not be obligated to make related payments with respect to positions in substantially similar or related property. Payments in lieu of dividends from short sales or other similar transactions will not qualify for the reduced qualified dividend tax rates.

A non-corporate U.S. Holder that receives an extraordinary dividend (generally, any dividend that is in excess of 10% of the holder's adjusted basis in the Common Shares on which the dividend is paid) that is eligible for the reduced qualified dividend rates must treat any loss on the sale of the Common Shares as a long-term capital loss to the extent of the dividend. For purposes of determining the amount of a non-corporate U.S Holder’s deductible investment interest expense, a dividend is treated as investment income only if the non-corporate U.S. Holder elects to treat the dividend as not eligible for the reduced qualified dividend tax rates. Special limitations on foreign tax credits with respect to dividends subject to the reduced qualified dividend tax rates apply to reflect the reduced rates of tax.

The U.S. Treasury has announced its intention to promulgate rules pursuant to which non-corporate U.S. Holders of stock of non-U.S. corporations, and intermediaries through which the stock is held, will be permitted to rely on certifications from issuers to establish that dividends are treated as qualified dividends. Because those procedures have not yet been issued, it is not clear whether we will be able to comply with them.

Non-corporate U.S. Holders of Common Shares are urged to consult their own tax advisers regarding the availability of the reduced qualified dividend tax rates with respect to dividends, if any, received on the Common Shares in the light of their own particular circumstances.

Any Canadian withholding tax imposed on dividends received with respect to the Common Shares will be treated as a foreign income tax eligible for credit against a U.S. Holder’s U.S. federal income tax liability, subject to generally applicable limitations under U.S. federal income tax law. For purposes of computing those limitations under current law, which must be calculated separately for specific categories of income, a dividend generally will constitute foreign source “passive category income” or, in the case of certain holders, “general category income.” A U.S. Holder will be denied a foreign tax credit with respect to Canadian income tax withheld from dividends received with respect to the Common Shares to the extent the U.S. Holder has not held the Common Shares for at least 16 days of the 30-day period beginning on the date which is 15 days before the ex-dividend date or to the extent the U.S. Holder is under an obligation to make related payments with respect to substantially similar or related property. Any days during which a U.S. Holder has substantially diminished its risk of loss on the Common Shares are not counted toward meeting the 16-day holding period required by the statute. The rules relating to the determination of the foreign tax credit are complex, and U.S. Holders are urged to consult with their own tax advisers to determine whether and to what extent they will be entitled to foreign tax credits as well as with respect to the determination of the foreign tax credit limitation. Alternatively, any Canadian withholding tax may be taken as a deduction against taxable income, provided the U.S. Holder takes a deduction and not a credit for all foreign income taxes paid or accrued in the same taxable year. In general, special rules will apply to the calculation of foreign tax credits in respect of dividend income that is subject to preferential rates of U.S. federal income tax.

Non-U.S. Holders

A dividend paid to a non-U.S. Holder of the Common Shares will generally not be subject to U.S. federal income tax unless the dividend is effectively connected with the conduct of trade or business by the non-U.S. Holder within the United States (and is attributable to a permanent establishment or fixed base the non-U.S. Holder maintains in the United States if an applicable income tax treaty so requires as a condition for the non-U.S. Holder to be subject to U.S. taxation on a net income basis on income from the Common Shares). A non-U.S. Holder generally will be subject to tax on an effectively connected dividend in the same manner as a U.S. Holder. A corporate non-U.S. Holder under certain circumstances may also be subject to an additional “branch profits tax,” the rate of which may be reduced pursuant to an applicable income tax treaty.

Taxation of Capital Gains

U.S. Holders

Subject to the PFIC rules discussed below, on a sale or other taxable disposition of the Common Shares, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between the U.S. Holder’s adjusted basis in the Common Shares and the amount realized on the sale or other disposition, each determined in U.S. dollars. Such capital gain or loss will be long-term capital gain or loss if at the time of the sale or other taxable disposition the Common Shares have been held for more than one year. In general, any adjusted net capital gain of an individual is subject to a maximum federal income tax rate of 20%. Capital gains recognized by corporate U.S. Holders generally are subject to U.S. federal income tax at the same rate as ordinary income. The deductibility of capital losses is subject to limitations.

Any gain a U.S. Holder recognizes generally will be U.S. source income for U.S. foreign tax credit purposes, and, subject to certain exceptions, any loss will generally be a U.S. source loss. If a Canadian tax is paid on a sale or other disposition of the Common Shares, the amount realized will include the gross amount of the proceeds of that sale or disposition before deduction of the Canadian tax. The generally applicable limitations under U.S. federal income tax law on crediting foreign income taxes may preclude a U.S. Holder from obtaining a foreign tax credit for any Canadian tax paid on a sale or other disposition of the Common Shares. The rules relating to the determination of the foreign tax credit are complex, and U.S. Holders are urged to consult with their own tax advisers regarding the application of such rules. Alternatively, any Canadian tax paid on the sale or other disposition of the Common Shares may be taken as a deduction against taxable income, provided the U.S. Holder takes a deduction and not a credit for all foreign income taxes paid or accrued in the same taxable year.

Non-U.S. Holders

A non-U.S. Holder will not be subject to U.S. federal income tax on gain recognized on a sale or other disposition of Common Shares unless (i) the gain is effectively connected with the conduct of trade or business by the non-U.S. Holder within the United States (and is attributable to a permanent establishment or fixed base the non-U.S. Holder maintains in the United States if an applicable income tax treaty so requires as a condition for the non-U.S. Holder to be subject to U.S. taxation on a net income basis on income from the Common Shares), or (ii) in the case of a non-U.S. Holder who is an individual, the holder is deemed present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions apply. Any effectively connected gain of a corporate non-U.S. Holder may also be subject under certain circumstances to an additional “branch profits tax,” the rate of which may be reduced pursuant to an applicable income tax treaty.

Passive Foreign Investment Company Rules

A special set of U.S. federal income tax rules applies to a foreign corporation that is a PFIC for U.S. federal income tax purposes. As noted above, based on our audited financial statements, income tax returns, and relevant market data, we believe that we likely will not be classified as a PFIC in the September 30, 2019 taxable year. There can be no assurance, however, that the company has not been classified as a PFIC in any prior taxable year or that the company will not be considered to be a PFIC for any particular year in the future because PFIC status is factual in nature, depends upon factors not wholly within the company’s control, generally cannot be determined until the close of the taxable year in question, and is determined annually.

In general, a non-US corporation is a PFIC if in any taxable year either (i) at least 75% of its gross income is “passive income” or (ii) at least 50% of the quarterly average value of its assets is attributable to assets that produce or are held to produce “passive income.” In applying these tests, the company generally is treated as holding its proportionate share of the assets and receiving its proportionate share of the income of any other corporation in which the company owns at least 25% by value of the shares. Passive income for this purpose generally includes dividends, interest, royalties, rent and capital gains, but generally does not include certain rents and royalties derived in an active business. Passive assets are those assets that are held for production of passive income or do not produce income at all. Thus, cash will be a passive asset. Interest, including interest on working capital, is treated as passive income for purposes of the income test. Without taking into account the value of its goodwill, more than 50% of the company’s assets by value would be passive so that the company would be a PFIC under the asset test. Based upon its current operations, its goodwill (the value of which is based on our belief of the estimated fair market value of the company in excess of book value) will likely be attributable to its activities that will generate active income and, to such extent, should be treated as an active asset. The determination of whether a foreign corporation is a PFIC is a factual determination made annually and is therefore subject to change. Subject to exceptions pursuant to certain elections that generally require the payment of tax, once stock in a foreign corporation is stock in a PFIC in the hands of a particular shareholder that is a United States person, it remains stock in a PFIC in the hands of that shareholder.

If we are treated as a PFIC, contrary to the tax consequences described in “Taxation of Dividends” and “Taxation of Capital Gains” above, a U.S. Holder that does not make an election described in the succeeding two paragraphs would be subject to special rules with respect to (i) any gain realized on a sale or other disposition of Common Shares (for purposes of these rules, a disposition of Common Shares includes many transactions on which gain or loss is not realized under general U.S. federal income tax rules) and (ii) any “excess distribution” by the company to the U.S. Holder (generally, any distribution during a taxable year in which distributions to the U.S. Holder on the Common Shares exceed 125% of the average annual taxable distributions (whether actual or constructive and whether or not out of earnings and profits) the U.S. Holder received on the Common Shares during the preceding three taxable years or, if shorter, the U.S. Holder’s holding period for the Common Shares). Under those rules, (i) the gain or excess distribution would be allocated ratably over the U.S. Holder’s holding period for the Common Shares, (ii) the amount allocated to the taxable year in which the gain or excess distribution is realized would be taxable as ordinary income in its entirety and not as capital gain, would be ineligible for the reduced qualified dividend rates, and could not be offset by any deductions or losses, and (iii) the amount allocated to each prior year, with certain exceptions, would be subject to tax at the highest tax rate in effect for that year, and the interest charge generally applicable to underpayments of tax would be imposed in respect of the tax attributable to each of those years.

The special PFIC rules described above will not apply to a U.S. Holder if the U.S. Holder makes a timely election, which remains in effect, to treat the company as a “qualified electing fund” (QEF) in the first taxable year in which the U.S. Holder owns Common Shares and the company is a PFIC and if the company complies with certain requirements. Instead, a shareholder of a QEF generally is currently taxable on a pro rata share of the company’s ordinary earnings and net capital gain as ordinary income and long-term capital gain, respectively. Neither that ordinary income nor any actual dividend from the company would qualify for the 20% maximum federal income tax rate on dividends described above if the company is a PFIC in the taxable year the ordinary income is realized or the dividend is paid or in the preceding taxable year. A QEF election cannot be made unless the company provides U.S. Holders the information and computations needed to report income and gains pursuant to a QEF election. The company expects that it will not provide this information. It is, therefore, likely that U.S. Holders would not be able to make a QEF election in any year the company is a PFIC.

In lieu of a QEF election, a U.S. Holder of stock in a PFIC that is considered marketable stock could elect to mark the stock to market annually, recognizing as ordinary income or loss each year an amount equal to the difference as of the close of the taxable year between the fair market value of the stock and the U.S. Holder’s adjusted basis in the stock. Losses would be allowed only to the extent of net mark-to-market gain previously included in income by the U.S. Holder under the election for prior taxable years. A U.S. Holder’s adjusted basis in Common Shares will be adjusted to reflect the amounts included or deducted with respect to the mark-to-market election. If the mark-to-market election were made, the rules set forth in the second preceding paragraph would not apply for periods covered by the election. A mark-to-market election will not apply during any later taxable year in which the company does not satisfy the tests to be a PFIC. In general, the Common Shares will be marketable stock if the Common Shares are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter on a national securities exchange that is registered with the SEC or on a designated national market system or on any exchange or market that the Treasury Department determines to have rules sufficient to ensure that the market price accurately represents the fair market value of the stock. Under current law, the mark-to-market election may be available to U.S. Holders of Common Shares because the Common Shares are listed on The Nasdaq Capital Market, which should constitute a qualified exchange for this purpose, although there can be no assurance that the Common Shares will be “regularly traded” for purposes of the mark-to-market election.

If we are treated as a PFIC, each U.S. Holder generally will be required to file a separate annual information return with the IRS with respect to the company (and any lower-tier PFICs). A failure to file this return will suspend the statute of limitations with respect to any tax return, event, or period to which such report relates (potentially including with respect to items that do not relate to a U.S. Holder’s investment in the Common Shares). Given the complexities of the PFIC rules and their potentially adverse tax consequences, U.S. Holders of Common Shares are urged to consult their tax advisers about the PFIC rules.

Medicare Surtax on Net Investment Income

Non-corporate U.S. Holders whose income exceeds certain thresholds generally will be subject to 3.8% surtax on their “net investment income” (which generally includes, among other things, dividends on, and capital gain from the sale or other taxable disposition of, the Common Shares). Absent an election to the contrary, if a QEF election is available and made, QEF inclusions will not be included in net investment income at the time a U.S. Holder includes such amounts in income, but rather will be included at the time distributions are received or gains are recognized. Non-corporate U.S. Holders should consult their own tax advisors regarding the possible effect of such tax on their ownership and disposition of the Common Shares, in particular the applicability of this surtax with respect to a non-corporate U.S. Holder that makes a QEF or mark-to-market election in respect of their Common Shares.

Information Reporting and Backup Withholding

Dividends paid on, and proceeds from the sale or other disposition of, Common Shares to a U.S. Holder generally will be subject to information reporting requirements and may be subject to backup withholding unless the U.S. Holder provides an accurate taxpayer identification number or otherwise establishes an exemption. The amount of any backup withholding collected from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided certain required information is furnished to the Internal Revenue Service on a timely basis. A non-U.S. Holder generally will be exempt from these information reporting requirements and backup withholding tax but may be required to comply with certain certification and identification procedures in order to establish its eligibility for exemption.

Under U.S. federal income tax law and U.S. Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. U.S. Holders are urged to consult with their own tax advisors concerning such reporting requirements.

Reporting Obligations of Individual Owners of Foreign Financial Assets

Section 6038D of the U.S. Internal Revenue Code generally requires U.S. individuals (and possibly certain entities that have U.S. individual owners) to file IRS Form 8938 if they hold certain “specified foreign financial assets,” the aggregate value of which exceeds $50,000 on the last day of the year or $75,000 at any time during the year. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-US. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. Persons who are required to report foreign financial assets and fail to do so may be subject to substantial penalties.

Foreign Account Tax Compliance Act

Under certain circumstances, the company or its paying agent may be required, pursuant to the Foreign Account Tax Compliance Act and the regulations promulgated thereunder (“FATCA”), to withhold U.S. tax at a rate of 30% on all or a portion of payments of dividends or other corporate distributions to U.S. Holders which are treated as “foreign pass-thru payments” made on or after the date that is two years after the issuance of final treasury regulations providing a definition of foreign pass-thru payments are published, if such payments are not in compliance with FATCA. Such regulations have not yet been issued. The rules regarding FATCA and “foreign pass-thru payments, “including the treatment of proceeds from the disposition of the Ordinary Shares, are not completely clear, and further guidance is expected from the IRS that would clarify how FATCA might apply to dividends or other amounts paid on or with respect to the Common Shares.

Canadian Federal Income Tax Consequences

The following summary of the material Canadian federal income tax consequences is stated in general terms and is not intended to be legal or tax advice to any particular shareholder. Each shareholder or prospective shareholder is urged to consult his or her own tax advisor regarding the tax consequences of his or her purchase, ownership and disposition of common shares. The tax consequences to any particular holder of common shares will vary according to the status of that holder as an individual, trust, corporation or member of a partnership, the jurisdiction in which that holder is subject to taxation, the place where that holder is resident and, generally, according to that holder’s particular circumstances.

This summary is applicable only to holders who are resident in the United States for income tax purposes, have never been resident in Canada for income tax purposes, deal at arm’s length with the company, hold their common shares as capital property and who will not use or hold the common shares in carrying on business in Canada. Special rules, which are not discussed in this summary, may apply to a United States holder that is an issuer that carries on business in Canada and elsewhere.

This summary is based upon the provisions of the Income Tax Act (Canada) and the regulations thereunder (collectively, the Tax Act or ITA) and the Canada-United States Tax Convention (the Tax Convention) at the date of this prospectus supplement and the current administrative practices of the Canada Revenue Agency. This summary does not take into account provincial income tax consequences. The comments in this summary that are based on the Tax Convention are applicable to U.S. Holders only if they qualify for benefits under the Tax Convention. Management urges each holder to consult his own tax advisor with respect to the income tax consequences applicable to him in his own particular circumstances.

Non-Resident Holders

The summary below is restricted to the case of a holder (a Holder) of one or more common shares who for the purposes of the Tax Act is a non- resident of Canada, holds his common shares as capital property and deals at arm’s length with the company.

Dividends

A Holder will be subject to Canadian withholding tax (Part XIII Tax) equal to 25%, or such lower rates as may be available under an applicable tax treaty, of the gross amount of any dividend paid or deemed to be paid on his common shares. The company will be required to withhold the applicable amount of Part XIII Tax from each dividend so paid and remit the withheld amount directly to the Receiver General for Canada for the account of the Holder.

Disposition of Common Shares

A Holder who disposes of common shares, including by deemed disposition on death, will not be subject to Canadian tax on any capital gain thereby realized unless the common share constituted “taxable Canadian property” as defined by the Tax Act. Generally, a common share of a public corporation will not constitute taxable Canadian property of a Holder unless he held the common share as capital property used by him carrying on a business in Canada, or he, persons with whom he did not deal at arm’s length or partnerships in which he or persons with whom he did not deal at arm’s length held an interest, alone or together held or held options to acquire, at any time within the 60 months preceding the disposition, 25% or more of the issued shares of any class of the capital shares of the company and at any time during the 60 months preceding the disposition more than 50% of the value of the common shares is derived from, or from an interest in, Canadian real estate, including Canadian resource or timber resource properties.

Holders Resident in the United States

A Holder who is a resident of the United States and realizes a capital gain on disposition of common shares that was taxable Canadian property will, if qualified for benefits under the Tax Convention, generally be exempt from Canadian tax thereon unless (a) more than 50% of the value of the common shares is derived from, or from an interest in, Canadian real estate, including Canadian natural resource properties, (b) the common shares formed part of the business property of a permanent establishment that the Holder has or had in Canada within the 12 months preceding disposition, or (c) the Holder (i) was a resident of Canada at any time within the ten years immediately preceding the disposition, and for a total of 120 months during any period of 20 consecutive years, preceding the disposition, (ii) owned the common shares when he ceased to be resident in Canada, and (iii) the common shares were not subject to a deemed disposition on the Holder’s departure from Canada.

Inclusion in Taxable Income

A Holder who is subject to Canadian tax in respect of a capital gain realized on disposition of common shares must include one half of the capital gain (“taxable capital gain”) in computing his taxable income earned in Canada. The Holder may, subject to certain limitations, deduct one half of any capital loss (“allowable capital loss”) arising on disposition of taxable Canadian property from taxable capital gains realized in the year of disposition in respect to taxable Canadian property and, to the extent not so deductible, from such taxable capital gains of any of the three preceding years or any subsequent year.

Subject to certain exceptions, a non-resident person who disposes of taxable Canadian property must notify the Canada Revenue Agency either before or after the disposition (within ten days of the disposition).

PLAN OF DISTRIBUTION

Pursuant to a Financial Advisory Agreement between us and Brookline Capital Markets, a division of Arcadia Securities, LLC (“Brookline”), dated November 5, 2019, as amended, we have engaged Brookline to act as the placement agent in connection with this offering with respect to investors resident in the United States. The placement agent is not purchasing or selling any of the Common Shares we are offering by this prospectus supplement, and is not required to arrange the purchase or sale of any specific number of Common Shares or dollar amount.

The placement agent proposes to arrange for the sale of the Common Shares we are offering pursuant to this prospectus supplement to one or more investors resident in the United States through a securities purchase agreement directly between the purchasers and us. We established the price for investors (other than investors that are officers, directors, employees and consultants of the company, who are required to purchase Common Shares at a per share price no less than the consolidated closing bid price immediately preceding the time we enter into the purchase agreement) following negotiations with prospective investors and with reference to the prevailing market price of our Common Shares, recent trends in such price and other factors. It is possible that not all of the Common Shares we are offering pursuant to this prospectus supplement will be sold at the closing, in which case our net proceeds would be reduced. We expect that the sale of the Common Shares will be completed on or around the date indicated on the cover page of this prospectus supplement.

Outside of the United States, we are directly soliciting offers to purchase our Common Shares from investors. The sale of the Common Shares we are offering pursuant to this prospectus supplement to one or more investors outside of the United States will be made through subscription agreements directly between the purchasers and us.

Commissions and Expenses

We have agreed to pay the placement agent an aggregate cash placement fee equal to 6.5% of the gross proceeds in this offering and the concurrent private placement of Purchase Warrants from sales arranged for by the placement agent to investors resident in the United States. In the event any U.S. investor is introduced by the company, which we refer to as a Company Investor, the placement agent’s cash placement fee with respect to proceeds received from a Company Investor will be reduced to 3.5%. The placement agent will not receive any cash placement fee with respect to non-U.S. investors introduced by the company. The following table shows the per share and total placement agent fee we will pay to the placement agent in connection with the sale of the Common Shares offered hereby, assuming the purchase of all of the securities we are offering.

Per Common Share	$0.15
Total	$207,475

We have agreed to pay the placement agent’s out-of-pocket accountable expenses, including reasonable fees, costs and expenses of the placement agent’s counsel, up to a maximum amount of $55,000. We estimate the total expenses of this offering, which will be payable by us, excluding the placement agent fee, will be approximately $277,500. After deducting the placement agent fee due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $3.88 million.

As additional compensation, we will issue to the placement agent warrants to purchase an aggregate number of Common Shares equal to 1.25% of the Common Shares sold in the offering through investors the placement agent introduces to the company. The warrants issued to the placement agent will have a term of five years from the effective date of this offering and be exercisable at a price of $3.20 per share. The placement agent will not be entitled to any warrant compensation for securities issued to non-U.S. investors. The placement agent warrants provide for unlimited “piggyback” registration rights at our expense with respect to the underlying Common Shares during the seven year period commencing from the effective date of the offering. The placement agent warrants and the Common Shares underlying the placement agent warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The placement agent (or permitted assignees under the Rule) may not sell, transfer, assign, pledge or hypothecate the placement agent warrants or the securities underlying the placement agent warrants, nor will they engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the placement agent warrants or the underlying securities for a period of 180-days from the effective date of this offering, except to any FINRA member participating in the offering and their bona fide officers or partners. The placement agent warrants will provide for cashless exercise and proportional adjustments for stock splits and similar recapitalization events and other customary provisions.

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933. We have also agreed to contribute to payments the placement agent may be required to make in respect to such liabilities.

Right of First Refusal

We have agreed to grant the placement agent, for the nine (9) month period following the effective date of this offering, a right of first refusal to act as a co-manager for any financing of the company or any of the company’s subsidiaries by means of a fully marketed public offering on a Form S-1, with no less than 20% of the total fees paid to the underwriters. In the event that the placement agent or one of its affiliates decides to accept any such engagement, the engagement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature and other provisions which are appropriate to such a transaction.

Other Terms

Under the securities purchase agreement entered into with purchasers of our Common Shares and the Purchase Warrants in the United States, we have agreed that for a period of six months following the closing of the offering, we will not effect or enter into an agreement to effect a “Variable Rate Transaction” as defined in the securities purchase agreement.

Listing

Our Common Shares are listed on The Nasdaq Capital Market under the symbol “EDSA”.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent, or by their respective affiliates. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the placement agent’s websites and any information contained in any other websites maintained by the placement agent is not part of this prospectus supplement or the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the placement agent and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the financial advisory agreement, securities purchase agreement, subscription agreements with investors outside the United States and warrant issuable to the placement agent. A copy of the financial advisory agreement, the form of securities purchase agreement, the form of securities subscription agreement and the form of placement agent warrant are included as exhibits to our Current Report on Form 8-K that was previously filed with the SEC and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” below.

Regulation M Restrictions

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the placement agent acting as a principal. Under these rules and regulations, the placement agent:

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must not engage in any stabilization activity in connection with our securities; and

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must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed their participation in the distribution.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Fasken Martineau DuMoulin, LLP, Toronto, Ontario, Canada and certain other matters related to the laws of the United States will be passed upon for us by Stubbs Alderton & Markiles, LLP, Sherman Oaks, California. Certain matters will be passed upon for Brookline by Loeb & Loeb, LLP, New York, New York.

EXPERTS

The balance sheets of Edesa Biotech, Inc. as of September 30, 2019 and December 31, 2018 and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity and cash flows for the nine-month period ended September 30, 2019 and year ended December 31, 2018 incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended September 30, 2019 have been so incorporated in reliance on the report of MNP LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

You should rely only on the information provided in, and incorporated by reference in, this prospectus supplement and the accompanying prospectus and the registration statement. We have not authorized anyone else to provide you with different information. Our securities are not being offered in any state where the offer is not permitted. The information contained in documents that are incorporated by reference in this prospectus supplement is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 001-37619):

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Our Annual Report on Form 10-K for the nine-month period ended September 30, 2019 (filed on December 12, 2019);
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Our Current Report on Form 8-K, dated January 6, 2020 (filed on January 6, 2020); and
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The description of our Common Shares contained in Amendment No. 2 to our Registration Statement on Form 20-F/A, filed with the SEC on July 5, 2012, including any amendment or report filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such reports filed after the date of this prospectus supplement until the completion or termination of the offering of the securities made by this prospectus supplement. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request, a copy of the documents that have been incorporated by reference into this prospectus supplement, including exhibits to these documents. You should direct any requests for copies to: Investor Relations, Edesa Biotech, Inc., 100 Spy Court, Markham, Ontario L3R 5H6 Canada; telephone number (289) 800-9600.

PROSPECTUS

$50,000,000
Common Shares
Preferred Shares
Warrants
Units

From time to time, Edesa Biotech, Inc. may offer and sell up to $50,000,000 of any combination of the securities described in this prospectus, either individually or in combination with other securities. We may also offer common shares upon conversion of preferred shares, or common shares or preferred shares upon the exercise of warrants.

We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

Our common shares are traded on The Nasdaq Capital Market under the symbol “EDSA.” On August 29, 2019, the last reported sale price of our common shares on The Nasdaq Capital Market was $3.64. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The Nasdaq Capital Market or other securities exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 12, 2019

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You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we may offer our common shares and preferred shares and/or warrants to purchase any of such securities, either individually or in combination with other securities in one or more offerings, up to a total dollar amount of $50,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and the information incorporated herein by reference include trademarks, services marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectuses are the property of their respective owners.

Unless the context otherwise requires, the terms “we,” “our,” “us,” “our company,” and “Edesa” refer to Edesa Biotech, Inc. and its subsidiaries.

EDESA BIOTECH INC.

Edesa Biotech, Inc. is a biopharmaceutical company focused on acquiring, developing and commercializing innovative drugs for dermatological and gastrointestinal indications with clear unmet medical needs. Our lead product candidate, referred to as “EB01,” is a novel soluble phospholipase A2 (“sPLA2”) inhibitor for the topical treatment of chronic allergic contact dermatitis (“ACD”). EB01 employs a novel mechanism of action and in two clinical studies has demonstrated statistically significant improvement of multiple symptoms in contact dermatitis patients. The company’s IND application for EB01 was accepted by the U.S. Food and Drug Administration (FDA) in November 2018 and we are planning to initiate a Phase 2B clinical study evaluating EB01 in the third calendar quarter of 2019.

We also intend to expand the utility of our sPLA2 inhibitor technology, which forms the basis for EB01, across multiple indications, which could include other inflammatory disorders. For example, “EB02” is a sPLA2 inhibitor for the potential treatment of hemorrhoids, and we are planning to evaluate EB02 in a proof-of-concept study beginning in the second half of 2019. In addition to EB01 and EB02, we have licensed technology to treat other indications and are in discussions with third parties to expand our portfolio with assets to treat other serious skin and gastrointestinal conditions.

Our business strategy is to develop and commercialize innovative drug products that address unmet medical needs for large, underserved markets with limited competition. Key elements of our strategy include:

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Establish EB01 as the leading treatment for chronic ACD. Our primary goal is to obtain regulatory approval for EB01 and commercialize EB01 for use in the treatment of ACD. The utility of EB01 in treatment of ACD has been demonstrated in two proof of concept clinical studies. Based on these promising clinical trial results, we plan to initiate a Phase 2B clinical study evaluating EB01 for treatment of chronic ACD. We expect the first patient to be enrolled in the study in the third calendar quarter of 2019.

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Selectively targeting additional indications within the areas of dermatology and gastroenterology. In addition to our ACD program, we plan to efficiently generate proof-of-concept data for other programs where the inhibition of sPLA2 may have a therapeutic benefit. For example, EB02, a therapeutic expansion of EB01, is indicated for hemorrhoids, and we are currently planning to evaluate EB02 in a proof-of-concept study beginning in the second half of 2019. We believe there are other indications where the inhibition of sPLA2 activity may result in clinical benefit to patients.

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In-license promising product candidates. We are applying our cost-effective development approach to advance and expand our pipeline. The company’s current product candidates are in-licensed from academic institutions or other pharmaceutical companies, and we plan to continue to evaluate and in-license assets and technology that can drive long-term growth potential. Edesa does not currently intend to invest significant capital in basic research, which can be expensive and time-consuming.

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Capture the full commercial potential of our product candidates. If our product candidates are successfully developed and approved, we may build commercial infrastructure capable of directly marketing the products in North America and potentially other major geographies of strategic interest. We also plans to evaluate strategic licensing arrangements with pharmaceutical companies for the commercialization of our drugs, where applicable, such as in territories where a partner may contribute additional resources, infrastructure and expertise.

We were incorporated in Canada in 2007 and we operate through our wholly-owned subsidiaries, Edesa Biotech Research, Inc., an Ontario corporation incorporated in 2015, formerly known as Edesa Biotech Inc., which we acquired on June 7, 2019, and Stellar Biotechnologies, Inc., a California corporation organized September 9, 1999 and acquired on April 12, 2010. Our common shares are traded on The Nasdaq Capital Market under the symbol “EDSA”. Our executive offices are located at 100 Spy Court, Markham, Ontario L3R 5H6 Canada and our telephone number at this location is (905) 475-1234. Our website address is www.edesabiotech.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. Our trademarks and trade names include, but may not be limited to, “Edesa Biotech,” and the Edesa logo.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference, including our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 18, 2019, and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward looking statements. These forward looking statements include, but are not limited to, those concerning the following:

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the scope, number, progress, duration, cost, results and timing of clinical trials and nonclinical studies of our current or future product candidates;

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our ability to raise sufficient funds to support the development and potential commercialization of our product candidates;

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the outcomes and timing of regulatory reviews, approvals or other actions;

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our ability to obtain marketing approval for our product candidates and otherwise execute our business plan;

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our ability to establish and maintain licensing, collaboration or similar arrangements on favorable terms and whether and to what extent we retain development or commercialization responsibilities under any new licensing, collaboration or similar arrangement;

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the success of any other business, product or technology that we acquire or in which we invest;

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our ability to maintain, expand and defend the scope of our intellectual property portfolio;

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our ability to manufacture any approved products on commercially reasonable terms;

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our ability to establish a sales and marketing organization or suitable third-party alternatives for any approved product;

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the number and characteristics of product candidates and programs that we pursue;

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our business strategy;

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the attraction and retention of qualified employees and personnel;

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future acquisitions or investments in complementary companies or technologies; and

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our ability to comply with evolving legal standards and regulations pertaining to our industry.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, “projects”, “should”, “will”, “would” as well as similar expressions. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks, uncertainties and other important factors. We discuss many of these risks, uncertainties and other important factors in greater detail under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to reflect facts and circumstances after the date of this prospectus. Before deciding to purchase our securities, you should carefully read both this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” completely and with the understanding that our actual future results may be materially different from what we expect.

THE SECURITIES WE MAY OFFER

We may offer our common shares and preferred shares and/or warrants to purchase any of such securities, either individually or in combination with other securities, with a total value of up to $50,000,000 from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. We may also offer common shares and/or preferred shares upon the exercise of warrants. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

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designation or classification;

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aggregate offering price;

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rates and times of payment of dividends, if any;

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redemption, conversion, exercise, exchange or sinking fund terms, if any;

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ranking;

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restrictive covenants, if any;

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voting or other rights, if any;

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conversion prices, if any; and

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important Canadian and/or United States federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

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the names of those agents or underwriters;

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applicable fees, discounts and commissions to be paid to them;

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details regarding over-allotment options, if any; and

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the net proceeds to us.

Common Shares. We may issue our common shares from time to time. The holders of our common shares are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any of our outstanding preferred shares, the holders of our common shares are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common shares are entitled to share ratably in all assets legally available for distribution to shareholders remaining after payment of liabilities and the liquidation preferences of any outstanding preferred shares. Holders of common shares have no preemptive rights and no right to convert their common shares into any other securities. There are no redemption or sinking fund provisions applicable to our common shares. When we issue common shares under this prospectus, the shares will be fully paid and non-assessable. The rights, preferences and privileges of the holders of common shares are subject to, and may be adversely affected by, the rights of the holders of any series of preferred shares which we may designate in the future. In this prospectus, we have summarized certain general features of the common shares under “Description of Capital Stock—Common Shares.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common shares being offered.

Preferred Shares. We may issue preferred shares from time to time, in one or more series. The board of directors has the authority to approve the issuance of any number of preferred shares in one or more series at any time and from time to time, to determine the number of shares constituting any series, and to determine any voting powers, conversion rights, dividend rights, and other designations, preferences, limitations, restrictions and rights relating to such shares without any further prior approval of the shareholders. Convertible preferred shares can be convertible into our common shares or exchangeable for our other securities. Conversion may be mandatory or at a shareholder’s option and would be at prescribed conversion rates. Upon any such issuance, the designations, preferences, limitations, restrictions and rights of any series of preferred shares designated by the board of directors will be set forth in an alteration to the Articles and a further Notice of Alteration to the Notice of Articles of the Company will be filed in accordance with British Columbia law.

If we sell any series of preferred shares under this prospectus, we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the alteration to the Articles and a Notice of Alteration to the Notice of Articles of the Company filed in accordance with British Columbia law which shall set forth the designations, preferences, limitations, restrictions and rights of any series of preferred shares designated by the board of directors.

In this prospectus, we have summarized certain general features of the preferred shares under “Description of Capital Stock—Preferred Shares.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred shares being offered which will contain the terms of the applicable series of preferred shares.

Warrants. We may issue warrants for the purchase of common shares and/or preferred shares in one or more series. We may issue warrants independently or in combination with common shares and/or preferred shares. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

Units. We may issue units consisting of common shares, preferred shares and/or warrants to purchase any of such securities in one or more series. In this prospectus, we have summarized certain general features of the units under “Description of Units.” We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of such units.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including capital expenditures, research and development, and working capital. We may use a portion of our net proceeds to in-license, acquire or invest in complementary businesses, technologies, products or assets. However, we have no current commitments or obligations to do so. We may set forth additional information on the use of proceeds from the sale or the securities we offer under this prospectus in a prospectus supplement relating to the specific offering or in any related free writing prospectus that we may authorize to be provided to you. We cannot currently allocate specific percentages of the net proceeds that we may use for the purposes specified above. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending the application of the net proceeds, we intend to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue an unlimited number of common shares and preferred shares, no par value. As of August 29, 2019, there were 7,504,468 common shares outstanding and no preferred shares outstanding.

The following summary description of our capital shares is based on the provisions of our Notice of Articles and Articles. This information is qualified entirely by reference to the applicable provisions of our Articles and the British Columbia Business Corporations Act. For information on how to obtain copies of our Notice of Articles and Articles, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information.”

Common Shares

The holders of our common shares are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Our shareholders do not have cumulative voting rights in the election of directors. Subject to preferences that may be applicable to any outstanding preferred shares, the holders of common shares are entitled to receive ratably only those dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common shares are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred shares. Holders of common shares have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our common shares. Common shares outstanding, and to be issued, are, and will be, fully paid and non-assessable. Additional shares of authorized common shares may be issued, as authorized by our board of directors from time to time, without shareholder approval, except as may be required by applicable stock exchange requirements.

Preferred Shares

Pursuant to our Notice of Articles and Articles, and the provisions of the British Columbia Business Corporations Act, our board of directors has the authority, without further action by the shareholders (unless such shareholder action is required by applicable law or the rules of The Nasdaq Stock Market), to designate and issue an unlimited number of preferred shares in one of more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Preferred shares, if issued, will be fully paid and non-assessable.

The board of directors’ authority to determine the terms of any such preferred shares include, without limitation: (i) the designation of each series and the number of preferred shares that will constitute each such series; (ii) the dividend rate or amount, if any, for each series; (iii) the price at which, and the terms and conditions on which, the preferred shares of each series may be redeemed, if such shares are redeemable; (iv) the terms and conditions, if any, upon which preferred shares of such series may be converted into shares of other classes or series of shares of the Company, or other securities; and (v) the maturity date, if any, for each such series; but no such special rights or restriction shall contravene any other provision of Part 26 of the Articles of the Company.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a Notice of Alteration to the Notice of Articles of the Company, which will be filed in accordance with British Columbia law and which shall describe the designations, preferences, limitations, restrictions and rights of the series of preferred shares that we are offering before the issuance of that series of preferred shares. This description will include:

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the title and stated value;

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the number of shares we are offering;

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the liquidation preference per share;

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the purchase price;

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the rate and amount of dividends (whether cumulative, non-cumulative or partially cumulative), the dates and places of payment thereof;

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the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof (including redemption after a fixed term or at a premium);

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the conversion or exchange rights;

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the terms and conditions of any share purchase plan or sinking fund;

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the restrictions respecting payment of dividends on, or the repayment of capital in respect of, any other share of the Company;

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the voting rights and restrictions, if any;

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any listing of the preferred shares on any securities exchange or market;

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whether the preferred shares will be convertible into our common shares, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

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preemptive rights, if any;

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restrictions on transfer, sale or other assignment, if any;

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whether interests in the preferred shares will be represented by depositary shares;

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a discussion of any material Canadian or United States federal income tax considerations applicable to the preferred shares;

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the relative ranking and preferences of the preferred shares as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any limitations on the issuance of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred shares.

 The issuance of preferred shares may or may not have a dilutive effect on the voting rights of shareholders owning common shares, depending on the rights and preferences set by the board of directors. Preferred shares may be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. However, except for such rights relating to the election of directors on a default in payment of dividends as may be attached to any series of the preferred shares by the board of directors or in connection with convertible preferred shares, the holders of preferred shares shall not be entitled, as such, to receive notice of, or to attend or vote at, any general meeting of shareholders of the Company. Section 61 of the British Columbia Business Corporations Act provides that the special rights attached to preferred shares may not be prejudiced or interfered with unless the shareholders holding such class of shares consent to such matter by a special resolution of such holders of preferred shares. Additionally, the issuance of preferred shares may have the effect of decreasing the market price of our common shares.

CERTAIN PROVISIONS OF OUR CHARTER DOCUMENTS AND BRITISH COLUMBIA LAW

Anti-takeover Provisions of our Articles of Incorporation

In addition to the board of directors’ ability to issue preferred shares, our Articles, as amended, contain other provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of our Company unless such takeover or change in control is approved by our board of directors. These provisions include advance notice procedures for shareholder proposals and a supermajority vote requirement for business combinations.

Advance Notice Procedures for Shareholder Proposals

Effective October 31, 2013, our board of directors adopted an advance notice policy (the “Advance Notice Policy”) with immediate effect for the purpose of providing our shareholders, directors and management with a clear framework for nominating our directors in connection with any annual or special meeting of shareholders. The Advance Notice Policy was approved by the shareholders at our annual meeting on February 13, 2014.

Purpose of the Advance Notice Policy. Our directors are committed to: (i) facilitating an orderly and efficient annual general or, where the need arises, special meeting, process; (ii) ensuring that all shareholders receive adequate notice of the director nominations and sufficient information with respect to all nominees; and (iii) allowing shareholders to register an informed vote having been afforded reasonable time for appropriate deliberation. The purpose of the Advance Notice Policy is to provide our shareholders, directors and management with a clear framework for nominating directors. The Advance Notice Policy fixes a deadline by which holders of record of our common shares must submit director nominations to the Company prior to any annual or special meeting of shareholders and sets forth the information that a shareholder must include in the notice to the Company for the notice to be in proper written form in order for any director nominee to be eligible for election at any annual or special meeting of shareholders.

Terms of the Advance Notice Policy. The Advance Notice Policy provides that advance notice to the Company must be made in circumstances where nominations of persons for election to our board of directors are made by shareholders of the Company other than pursuant to: (i) a "proposal" made in accordance with Division 7 of Part 5 of the British Columbia Business Corporations Act, or the Act; or (ii) a requisition of the shareholders made in accordance with section 167 of the Act. Among other things, the Advance Notice Policy fixes a deadline by which holders of record of our common shares must submit director nominations to the secretary of the Company prior to any annual or special meeting of shareholders and sets forth the specific information that a shareholder must include in the written notice to the secretary of the Company for an effective nomination to occur. No person will be eligible for election as a director of the Company unless nominated in accordance with the provisions of the Advance Notice Policy.

In the case of an annual meeting of shareholders, notice to the Company must be made not less than 30 nor more than 65 days prior to the date of the annual meeting; provided, however, that in the event that the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the 10th day following such public announcement.

In the case of a special meeting of shareholders (which is not also an annual meeting), notice to the Company must be made not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made.

Our board of directors may, in its sole discretion, waive any requirement of the Advance Notice Policy.

Provisions of British Columbia Law Governing Business Combinations

All provinces of Canada have adopted National Instrument 62-104 entitled “Take-Over Bids and Issuer Bids” and related forms to harmonize and consolidate take-over bid and issuer bid regimes nationally (“NI 62-104”). The Canadian Securities Administrators, or CSA, have also issued National Policy 62-203 entitled “Take-Over Bids and Issuer Bids” (the “National Policy”) which contains regulatory guidance on the interpretation and application of NI 62-104 and on the conduct of parties involved in a bid. The National Policy and NI 62-104 are collectively referred to as the “Bid Regime.” The National Policy does not have the force of law, but is an indication by the CSA of what the intentions and desires of the regulators are in the areas covered by their policies. Unlike some regimes where the take-over bid rules are primarily policy-driven, in Canada the regulatory framework for take-over bids is primarily rules-based, which rules are supported by policy.

A “take-over bid” or “bid” is an offer to acquire outstanding voting or equity securities of a class made to any person who is in one of the provinces of Canada or to any securityholder of an offeree issuer whose last address as shown on the books of a target is in such province, where the securities subject to the offer to acquire, together with the securities “beneficially owned” by the offeror, constitute in the aggregate 20% or more of the outstanding securities of that class of securities at the date of the offer to acquire. For the purposes of the Bid Regime, a security is deemed to be “beneficially owned” by an offeror as of a specific date if the offeror is the beneficial owner of a security convertible into the security within 60 days following that date, or has a right or obligation permitting or requiring the offeror, whether or not on conditions, to acquire beneficial ownership of the security within 60 days by a single transaction or a series of linked transactions. Offerors are also subject to early warning requirements, where an offeror who acquires “beneficial ownership of”, or control or direction over, voting or equity securities of any class of a reporting issuer or securities convertible into, voting or equity securities of any class of a target that, together with the offeror’s securities, would constitute 10% or more of the outstanding securities of that class must promptly publicly issue and file a news release containing certain prescribed information, and, within two business days, file an early warning report containing substantially the same information as is contained in the news release.

In addition, where an offeror is required to file an early warning report or a further report as described and the offeror acquires or disposes of beneficial ownership of, or the power to exercise control or direction over, an additional 2% or more of the outstanding securities of the class, or disposes of beneficial ownership of outstanding securities of the class below 10%, the offeror must issue an additional press release and file a new early warning report. Any material change in a previously filed early warning report also triggers the issuance and filing of a new press release and early warning report. During the period commencing on the occurrence of an event in respect of which an early warning report is required and terminating on the expiry of one business day from the date that the early warning report is filed, the offeror may not acquire or offer to acquire beneficial ownership of any securities of the class in respect of which the early warning report was required to be filed or any securities convertible into securities of that class. This requirement does not apply to an offeror that has beneficial ownership of, or control or direction over, securities that comprise 20% of more of the outstanding securities of the class.

Related party transactions, issuer bids and insider bids are subject to additional regulation that may differ depending on the particular jurisdiction of Canada in which it occurs.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare Investor Services Inc. located at 100 University Avenue, 8th Floor, Toronto, Ontario M5J 2Y1, and its telephone number is 1-800-564-6253. The transfer agent for any series of preferred shares that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Listing on The Nasdaq Capital Market

Our common shares are listed on The Nasdaq Capital Market under the symbol “EDSA.”

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common shares or preferred shares and may be issued in one or more series. Warrants may be offered independently or in combination with common shares and/or preferred shares offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

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the offering price and aggregate number of warrants offered;

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the currency for which the warrants may be purchased;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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in the case of warrants to purchase common shares or preferred shares, the number of common shares or preferred shares, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

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the terms of any rights to redeem or call the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the dates on which the right to exercise the warrants will commence and expire;

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the manner in which the warrant agreements and warrants may be modified;

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a discussion of material or special Canadian and U.S. federal income tax considerations, if any, of holding or exercising the warrants;

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the terms of the securities issuable upon exercise of the warrants; and

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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

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in the case of warrants to purchase common shares or preferred shares, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the Province of British Columbia, Canada.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants

As of August 29, 2019, there were 48,914 common shares issuable upon exercise of outstanding warrants at a weighted-average exercise price of $11.19 per share. The warrants may be exercised for cash or, under certain circumstances, on a cashless basis, in which case we will deliver, upon exercise, the number of shares with respect to which the warrant is being exercised reduced by a number of shares having a value (as determined in accordance with the terms of the applicable warrant) equal to the aggregate exercise price of the shares with respect to which the warrant is being exercised.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

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the offering price and aggregate number of units offered;

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the currency for which the units may be purchased;

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if applicable, the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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a discussion of material or special Canadian and U.S. federal income tax considerations, if any, of holding the units; and

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any other specific terms, preferences, rights or limitations of or restrictions on the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common shares, preferred shares or warrant included in each unit, respectively.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the units and any unit agreements will be governed by and construed in accordance with the laws of the Province of British Columbia, Canada.

Enforceability of Rights by Holders of Units

Each unit agent, if any, will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

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how it handles securities payments and notices;

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whether it imposes fees or charges;

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how it would handle a request for the holders’ consent, if ever required;

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whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

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how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

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an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

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an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

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we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

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the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

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financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

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if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

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if we notify any applicable trustee that we wish to terminate that global security; or

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if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, “at the market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

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the name or names of the underwriters, if any;

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the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common shares, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the common shares on The Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

CERTAIN TAX CONSIDERATIONS

Edesa Biotech, Inc. is a British Columbia, Canada corporation. As such, there are important tax considerations to U.S. holders and non-U.S. holders under United States and Canadian federal income taxation. Certain tax considerations are included in our most recent Annual Report on Form 10-K for the fiscal year ended September 30, 2018, on file with the SEC, which is incorporated by reference into this prospectus.

Given the complexity of the tax laws and because the tax consequences to any particular shareholder may be affected by matters not discussed in our Annual Report on Form 10-K, shareholders are urged to consult their own tax advisors with respect to the specific tax consequences of the acquisition, ownership and disposition of our equity securities, including the applicability and effect of state, local and non-U.S. tax laws, as well as U.S. federal tax laws.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, unless otherwise stated in the applicable prospectus supplement, the validity of the securities being offered hereby will be passed upon for us by Fasken Martineau DuMoulin, LLP, Toronto, Ontario, Canada and certain other matters will be passed upon for us by Stubbs Alderton & Markiles, LLP, Sherman Oaks, California. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The balance sheets of Edesa Biotech Research, Inc. (formerly known as Edesa Biotech Inc.) as of December 31, 2018 and 2017, and the related statements of operations and comprehensive loss, changes in shareholders’ equity and cash flows of Edesa Biotech Inc. for each of the two years ended December 31, 2018 and 2017, incorporated by reference in this Registration Statement on Form S-3 have been so incorporated in reliance on the report of MNP LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

            The consolidated financial statements of Stellar Biotechnologies, Inc. incorporated in this Registration Statement on Form S-3 of Edesa Biotech, Inc. (formerly known as Stellar Biotechnologies, Inc.) by reference from Edesa Biotech, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2018 have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Internet address is www.edesabiotech.com. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. We are also a “reporting issuer” in the Canadian provinces of British Columbia and Alberta. As such, information we file the SEC is also available under our profile at www.SEDAR.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 001-37619):

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Our Annual Report on Form 10-K for our fiscal year ended September 30, 2018 (filed on November 30, 2018);

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Our Quarterly Reports on Form 10-Q for our quarters ended December 31, 2018 (filed on February 5, 2019), March 31, 2019 (filed on May 8, 2019) and June 30, 2019 (filed on August 14, 2019);

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Our Current Reports on Form 8-K, dated March 7, 2019, 2018 (filed on March 8, 2019); dated May 30, 2019 (filed on May 30, 2019); dated June 7, 2019 (filed on June 10, 2019 and amended on each of June 20, 2019 and August 14, 2019) and August 30, 2019 (filed on August 30, 2019);

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Our Definitive Proxy Statement filed with the SEC on April 18, 2019; and

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The description of our common shares contained in Amendment No. 2 to our Registration Statement on Form 20-F/A, filed with the SEC on July 5, 2012, including any amendment or report filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such reports filed after the date of the initial registration statement and prior to effectiveness of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the documents that have been incorporated by reference into this prospectus, including exhibits to these documents. You should direct any requests for copies to: Investor Relations, Edesa Biotech, Inc., 100 Spy Court, Markham, Ontario L3R 5H6 Canada; telephone number (905) 475-1234.

  1,355,380 Common Shares

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PROSPECTUS SUPPLEMENT
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Placement Agent

Brookline Capital Markets, a division of Arcadia Securities, LLC

January 6, 2020